Exhibit 99.5

HV HORNETS PE L.P.

as Borrower

TERM LOAN AND REVOLVING LINE OF CREDIT AGREEMENT

DEUTSCHE BANK TRUST COMPANY AMERICAS

as Lender

DATE OF AGREEMENT: As of May 13, 2014

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Exhibits
Exhibit 2.3(a)	Form of Notice of Advance
Exhibit 2.3(c)	Form of Notice of Continuation/Conversion
Exhibit 2.5	Acquisition Transactions Certificate
Exhibit 2.7(a)	Form of Term Promissory Note – $72,648,304.00
Exhibit 2.7(b)	Form of Revolving Promissory Note – $15,000,000.00
Exhibit 2.15(a)	U.S. Tax Compliance Certificate (Foreign Lenders, Non-Partnerships)
Exhibit 2.15(b)	U.S. Tax Compliance Certificate (Foreign Participants, Non-Partnerships)
Exhibit 2.15(c)	U.S. Tax Compliance Certificate (Foreign Lenders, Partnerships)
Exhibit 2.15(d)	U.S. Tax Compliance Certificate (Foreign Participants, Partnerships)
Exhibit 4.1(a)	Compliance Certificate
Exhibit 4.1(c)	Net Distributions Report

Schedules
Schedule A	Eligible PE Funds
Schedule B	Static PE Fund Pool
Schedule C	Fundamental Policies

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TERM LOAN AND REVOLVING LINE OF CREDIT AGREEMENT

THIS TERM LOAN AND REVOLVING LINE OF CREDIT AGREEMENT, dated as of May 13, 2014, by and between HV HORNETS PE L.P., a Delaware limited partnership (the “Borrower”), and DEUTSCHE BANK TRUST COMPANY AMERICAS, and its successors and assigns (the “Lender”).

RECITALS:

A. Borrower has requested that Lender make the Loans (as hereinafter defined) to Borrower, for the purposes set forth in Section 2.13 hereof; and

B. Lender is willing to make the Loans to Borrower upon the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual promises herein contained and for other valuable consideration the parties hereto do hereby agree as follows:

SECTION 1

DEFINITIONS

1.1 Defined Terms. For the purposes of this Agreement, unless otherwise expressly defined, the following terms shall have the respective meanings assigned to them in this Section 1.1 or in the Section or recital referred to:

“Acceleration” is defined in Section 7.1(e) hereof.

“Acquisition Date” is defined in Section 6.4(a) hereof.

“Acquisition SPV” means HarbourVest-Origami Structured Solutions L.P., a Delaware limited partnership.

“Acquisition SPV Partnership Agreement” means the Amended and Restated Limited Partnership Agreement of Acquisition SPV, dated as of February 19, 2014, by and among the general partner and limited partners named therein.

“Acquisition Transactions” is defined in Section 6.4(a) hereof.

“Acquisition Transactions Certificate” means a certificate, substantially in the form of Exhibit 2.5 attached hereto, executed by Borrower, dated as of the Acquisition Date.

“Administrator” means Vastardis Fund Services LLC, a Delaware limited liability company.

“Administrator Agreement” means the letter agreement, dated as of the Closing Date, among Borrower, Lender and the Administrator pursuant to which the Administrator acknowledges and confirms the Irrevocable Instructions identified in the Irrevocable Instruction Letter and agrees that such Irrevocable Instructions shall remain unchanged and irrevocable, except as otherwise permitted in writing by Lender in its sole discretion, as the same may be amended, restated, modified or supplemented from time to time.

“Administrator Service Agreement” means that certain Fund Administration Agreement, dated May 6, 2014, by and between the Administrator and Acquisition SPV.

“Advance” means an extension of credit by Lender to Borrower hereunder in the form of a Prime Rate Advance or a LIBOR Advance, and “Advances” means the plural thereof.

“Affiliate” of any Person means any other Person that, directly or indirectly, controls or is controlled by, or is under common control with, such Person. As used herein (other than in Section 2.11), an Affiliate of Lender shall mean an Affiliate organized under the laws of the United States or any State.

“Agreement” means this Term Loan and Revolving Line of Credit Agreement, as the same may be amended, supplemented, renewed, extended, replaced, or restated from time to time.

“Anti-Terrorism Law” means each of: (a) the Executive Order; (b) the Patriot Act; (c) the Money Laundering Control Act of 1986, Public Law 99-570; (d) the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., the Trading with the Enemy Act, 50 U.S.C. App. §§ 1 et seq., any executive order or regulation promulgated thereunder and administered by OFAC; and (e) any similar law enacted in the United States of America subsequent to the date hereof.

“Applicable Commitment Amount” means, at any time, the sum of (a) the Initial Term Facility Amount and (b) the Applicable Revolving Facility Commitment Amount at such time.

“Applicable Margin” means: (a) with respect to any Prime Rate Advance, 1.75% per annum; and (b) with respect to any LIBOR Advance, 3.80% per annum.

“Applicable Revolving Facility Commitment Amount” means an amount equal to Fifteen Million Dollars ($15,000,000), as such amount may be reduced from time to time pursuant to Section 2.10.

“Attorney Costs” means and includes all reasonable fees and disbursements of any law firm or other external counsel of Lender.

“Authorized Actions” is defined in Section 8.18 hereof.

“Bankruptcy Code” means the United States Bankruptcy Code, 11 U.S.C. §101, et seq.

“Borrower” is defined in the first paragraph hereof.

“Borrower’s NAV” means, with respect to any fiscal quarter, the net asset value of Borrower in respect of the PE Funds held by the PMF as calculated by the Administrator based on the PMF’s NAV at the end of such fiscal quarter which, for the avoidance of doubt, shall include (a) Borrower’s pro-rata share of any non-portfolio net assets that are not specifically segregated on the balance sheet of the PMF (which pro-rata share of non-portfolio net assets shall is expected to include cash but be reduced by the amount of any outstanding Indebtedness under the Permitted Credit Facility), (b) the aggregation of the capital account balances with respect to the PE Funds, as set forth on the latest capital account statements received by Acquisition SPV from the PMF as of the end of such fiscal quarter and increased for any contributions made by the PMF in respect of the PE Funds and decreased for any distributions received by the PMF in respect of the PE Funds, in each case since the reference date of the respective capital account statements of the PE Funds; provided, that (i) the Administrator may use supporting documentation provided by the investment managers of the PE Funds to adjust the decrease due to such distributions to the extent such investment managers determine, in their reasonable business judgment, that any such distribution was in excess of the value attributable to the underlying investment in the most recent capital account statement, and (ii) any such determination made prior to the Acquisition Date shall give effect to the consummation of the Acquisition Transactions on a pro forma basis.

“Borrowing” means a borrowing of a Loan consisting of simultaneous Advances of the same Type of Loan and, in the case of LIBOR Advances, having the same Interest Period, made by Lender; “Borrowings” means the plural thereof.

“Borrowing Base” means, at any time, the sum of (a) the product of (i) the Eligible NAV at such time, multiplied by (ii) the Maximum Advance Rate and (b) any cash held in the Master Collateral Account at such time.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized to close under applicable Legal Requirements and, if such day relates to any LIBOR Advance, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank Eurodollar market.

“Change in Control” means, at any time, (a) the failure of HarbourVest Partners to control and own, directly or indirectly, in the aggregate, 100% of the voting partnership interests of Borrower, (b) the failure of Borrower to control and own, directly or indirectly, voting partnership interests of Acquisition SPV sufficient to require Borrower’s consent for all actions under the Acquisition SPV Partnership Agreement that require Standard LP Consent or Special LP Consent, and (c) the failure of Acquisition SPV to control and own, directly or indirectly, in the aggregate, a percentage of the voting partnership interests of the PMF at least equal to the Repurchase Participation Percentage.

“Closing Date” means May 13, 2014.

“Closing NAV Statement” is defined in Section 3.6 hereof.

“Collateral” means the “Collateral” as defined in the Security Agreement and any of the other Collateral Documents.

“Collateral Documents” means the security agreements, financing statements, assignments and other documents and instruments from time to time executed and delivered pursuant to this Agreement and any documents or instruments amending or supplementing the same, including the Security Agreement and the Control Agreement.

“Compliance Certificate” means the Compliance Certificate described in Section 4.1(a)(i) hereof and substantially in the form of Exhibit 4.1(a) attached hereto.

“Continue”, “Continuation”, and “Continued” shall refer to a continuation pursuant to Section 2.3(c)(ii) hereof of one Type of Loan into the same Type of Loan.

“control”, “controlled by” and “under common control with” means, for the purposes hereof (including, without limitation, the definitions for “Affiliate” and “Change of Control” set forth herein), the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting shares or partnership interests or by contract or otherwise.

“Control Agreement” means the Control Agreement, dated as of the Closing Date, by and among Borrower, Lender and DBTCA, in its capacity as “Depositary” thereunder.

“Convert”, “Conversion”, and “Converted” shall refer to a conversion pursuant to Section 2.3(c)(i) hereof of one Type of Loan into another Type of Loan.

“DBTCA” means Deutsche Bank Trust Company Americas.

“Debtor Relief Laws” means any applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, fraudulent conveyance, reorganization, or similar laws affecting the rights, remedies, or recourse of creditors generally, including, without limitation, the United States Bankruptcy Code and all amendments thereto.

“Default Notice” is defined in Section 7.1(e) hereof.

“Default Rate” means on any day the lesser of: (a) the sum of (i) the Prime Rate in effect on such day plus (ii) the Applicable Margin, plus (iii) two percent (2%) per annum, or (b) the Maximum Rate.

“Dollars” and the sign “$” means the lawful currency of the United States of America.

“Eligible NAV” means, at any time, an amount equal to the difference between (a) Borrower’s NAV at such time and (b) the aggregate amount of Borrower’s NAV at such time attributable to the PE Funds that are not Eligible PE Funds.

“Eligible PE Funds” is defined in Schedule A attached hereto.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Event of Default” is defined in Section 7.1 hereof.

“Excluded Taxes” is defined in Section 2.15(a) hereof.

“Executive Order” means Executive Order No. 13224 of September 23, 2001—Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten To Commit, or Support Terrorism.

“Facility Fee” is defined in Section 2.18(a) hereof.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor provisions that are substantively comparable), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471 of the Internal Revenue Code as in effect as of the date of this Agreement (or any amended or successor provisions that are substantially comparable), any intergovernmental agreement that the United States has entered into in connection with the implementation of any of the foregoing sections of the Internal Revenue Code and any fiscal or regulatory legislation, rule or practices adopted pursuant to any such intergovernmental agreement.

“Foreign Lender” means a Lender that is not a U.S. Person.

“Full Distribution Sweep Event” means, on any date of determination, the occurrence of any of the following: (a) the outstanding principal amount of the Term Loan exceeds the then applicable Maximum Term Facility Amount, (b) the LTV Percentage exceeds the applicable Step-Down LTV Percentage, (c) an Event of Default has occurred and is continuing or (d) a Non-HVP Default has occurred and is continuing.

“Fund Distributions” means (a) without duplication, all dividends, interest and other distributions, whether in cash, securities, promissory notes, payment intangibles, general intangibles, accounts or other property, now or hereafter received by Acquisition SPV from, on or in respect of, any PE Fund, and (b) without duplication, all cash, securities, shares, certificates, notes, instruments, rights, promissory notes, payment intangibles, general intangibles, accounts, receivables, letter of credit rights and all other property and financial assets now or hereafter received by Acquisition SPV in connection with any sale, exchange, redemption or other disposition of any interest in any PE Fund; and “Fund Distribution” means any of the foregoing.

“Fundamental Policies” means the fundamental policies of the PMF as set forth on Schedule C attached hereto, as such policies may be amended from time to time in accordance with Section 5.3(b) hereof.

“GAAP” means those generally accepted accounting principles and practices that are recognized as such by the American Institute of Certified Public Accountants or by the Financial Accounting Standards Board or through other appropriate boards or committees thereof, and that are consistently applied for all periods, after the date hereof, so as to properly reflect the financial position of Borrower, and each of them, except that any accounting principle or practice required to be changed by the Financial Accounting Standards Board (or other appropriate board or committee of the said Board) in order to continue as a generally accepted accounting principle or practice may be so changed.

“Governmental Authority” means any foreign governmental authority, the United States of America, any State of the United States of America, and any subdivision of any of the foregoing, and any agency, department, commission, board, authority or instrumentality, bureau or court having jurisdiction over Borrower or Lender, or any of their respective businesses, operations, assets, or properties.

“HarbourVest Managed Funds” means any private equity funds managed by HarbourVest Partners, its successors and assigns, or any Affiliate thereof.

“HarbourVest Partners” means HarbourVest Partners, LLC, a Delaware limited liability company.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties and similar instruments;

(c) all net obligations of such Person under any Swap Contracts (it being understood and agreed that the amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date);

(d) all obligations of such Person to pay the deferred purchase price of property purchased or services rendered (other than trade accounts payable in the ordinary course of business);

(e) all indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being acquired by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f) all obligations of such Person pursuant to revolving credit agreements or similar arrangements (which obligations shall be deemed to equal the maximum commitment of lenders thereunder whether currently outstanding or undrawn and available);

(g) all capital leases; and

(h) all obligations of such Person in respect of any of the foregoing, and in respect of any guarantees or contingent or similar obligations.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly, or by operation of law, made non-recourse to such Person.

“Indemnitees” is defined in Section 8.5 hereof.

“Information” is defined in Section 8.15 hereof.

“Initial Term Facility Amount” means Seventy Two Million Six Hundred Forty Eight Thousand Three Hundred and Four Dollars ($72,648,304).

“Interest Option” means each of LIBOR and the Prime Rate.

“Interest Payment Date” means: (a) as to any Prime Rate Advance, the last Business Day of each month, or such earlier date as such Prime Rate Advance shall mature, by acceleration or otherwise; (b) as to any LIBOR Advance: (i) the last day of the Interest Period for such LIBOR Advance, unless such Interest Period shall be an Interest Period in excess of three (3) months, in which case the “Interest Payment Date” shall be, with respect to such LIBOR Advance, the date that is three (3) months following the first day of such Interest Period, and each three (3) month anniversary thereafter, and, thereafter, the last day of such Interest Period; or (ii) such earlier date as such LIBOR Advance shall mature, by acceleration or otherwise; and (c) as to any Advance, the date of any prepayment made hereunder, as to the amount prepaid.

“Interest Period” means, with respect to any LIBOR Advance, a period commencing:

(a) on the Borrowing date of such LIBOR Advance; or

(b) on the termination date of the immediately preceding Interest Period in the case of a Continuation of a LIBOR Advance to a successive Interest Period as described in Section 2.3 hereof, and ending one (1) month, two (2) months, three (3) months, six (6) months or twelve (12) months thereafter, or such shorter periods as Lender may permit in its sole and absolute discretion, each as Borrower shall elect in accordance with Section 2.3 hereof; provided, however, that:

(i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (i) immediately above, end on the last Business Day of a calendar month; and

(iii) if any Interest Period would otherwise end after the Stated Maturity Date, such Interest Period shall end on the Stated Maturity Date.

“Internal Revenue Code” means the United States Internal Revenue Code of 1986, as amended.

“Irrevocable Instruction Letter” is defined in Section 4.12(a).

“Irrevocable Instructions” is defined in Section 4.12(a).

“Legal Requirement” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, court orders, decrees, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lender’s Office” means the office of Lender at 345 Park Avenue, 14th Floor, New York, New York 10154, or such other office or offices as Lender may from time to time notify Borrower following the Closing Date.

“LIBOR” means, with respect to any LIBOR Advance for any Interest Period, the offered rate for U.S. dollar deposits with a term equivalent to such Interest Period (or a period comparable to that Interest Period as determined by Lender in its sole discretion) displayed on the appropriate page of the Reuters Monitor Money Rates Service Screen (or such other service as may replace or supplement the Reuters Monitor Money Rates Service Screen for the purpose of providing quotations of interest rates applicable for deposits in U.S. dollars in the relevant interbank market) as of 11.00 a.m. London time, two (2) Business Days prior to commencement of such Interest Period; provided that, if on any such date, no such offered quotation appears or is otherwise available, the alternative rate of interest offered under this Agreement shall apply or, if no such rate is offered, the rate of interest shall be determined by Lender in its sole discretion. In the event reserves are required to be maintained against Eurocurrency funding (including, without limitation, any marginal, emergency, supplemental, special or other reserves required by law or regulations applicable to any member bank of the Federal Reserve System in respect of Eurocurrency funding or liabilities (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board of Governors of the Federal Reserve System), then LIBOR shall be adjusted automatically on and as of the effective date of any change in such reserves to a rate (rounded upwards to the nearest 1/100 of 1%) obtained by dividing LIBOR by a number equal to one minus the aggregate of the maximum reserve percentages (expressed as a decimal). LIBOR Advances shall be deemed to constitute Eurocurrency funding. Each determination by Lender of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

“LIBOR Advance” means a Loan made hereunder with respect to which the interest rate is calculated by reference to LIBOR for a particular Interest Period.

“LIBOR Conversion Date” is defined in Section 2.3(c)(i) hereof.

“LIBOR Failure” is defined in Section 2.3(d) hereof.

“Lien” means any lien, mortgage, security interest, tax lien, pledge, encumbrance, or conditional sale or title retention arrangement, or any other interest in property designed to secure the repayment of indebtedness, whether arising by agreement or under common law, any statute or other law, contract, or otherwise.

“Liquidity” means, at any time, the sum of (a) the aggregate amount of uncalled capital commitments to the Parents by their respective partners at such time and (b) the aggregate amount of Indebtedness for borrowed money that Parents can incur under their credit facilities at such time, less the aggregate amount of Indebtedness outstanding under such credit facilities at such time.

“Loan” means the Term Loan or any Revolving Loan, and “Loans” means each of the Term Loan and the Revolving Loans, collectively.

“Loan Documents” means this Agreement, the Note, the Security Documents, the Performance Agreement, the Recognition Agreement, the Administrator Agreement, the Irrevocable Instruction Letter and such other documents, agreements, consents, affidavits or instruments which have been or will be executed in connection with this Agreement or any such other agreement or instrument and any additional documents delivered in connection therewith, each as the same may be amended, supplemented, renewed, extended, replaced, or restated from time to time, together with all attachments thereto.

“LTV Percentage” means, at any time, a percentage amount equal to the quotient of (a) the unpaid principal balance of the Loans outstanding hereunder at such time, divided by (b) the Eligible NAV at such time.

“Margin Stock” shall have the meaning assigned to such term in Regulation U.

“Master Collateral Account” means account number 42955454, in the name of Borrower, maintained with DBTCA or such other account in the name of Borrower maintained with DBTCA as may be agreed to by Lender and Borrower following the Closing Date.

“Material Adverse Effect” means: (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent) or condition (financial or otherwise) of (i) Borrower or (ii) the Parents taken as a whole; (b) a material impairment of the ability of Borrower or any Parent to perform its obligations under any Loan Document; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against Borrower, any Parent or any other Person (other than Lender or any of its Affiliates) of any Loan Document to which it is a party.

“Maturity Date” means the earlier to occur of: (a) the Stated Maturity Date, or (b) the date upon which Lender declares the Obligations due and payable after the occurrence and during the continuance of an Event of Default.

“Maximum Advance Rate” means thirty-five percent (35%).

“Maximum Term Facility Amount” means an amount equal to (a) the Initial Term Facility Amount for the period from the Closing Date up to, but not including, the first anniversary of the Closing Date, (b) 90% of the Initial Term Facility Amount for the period from the first anniversary of the Closing Date up to, but not including, the second anniversary of the Closing Date, (c) 70% of the Initial Term Facility Amount for the period from the second anniversary of the Closing Date up to, but not including, the third anniversary of the Closing Date, (d) 50% of the Initial Term Facility Amount from and after the third anniversary of the Closing Date.

“Maximum Rate” means, on any day, the highest rate of interest (if any) permitted by applicable law on such day.

“Memo Account” has the meaning assigned to such term in the Acquisition SPV Partnership Agreement, as in effect on the date hereof.

“Memo Account Calculations” means the calculations (and any adjustments thereto) made by the Administrator with respect to the Memo Accounts of each limited partner of Acquisition SPV in determining the allocation of distributions made by Acquisition SPV among its limited partners.

“Meranti Fund” means Meranti Fund L.P., a Cayman Islands exempted limited partnership.

“Net Distributions” means, for any period, an amount equal to the aggregate amount of distributions actually received by Borrower from Acquisition SPV (whether directly or by deposit to the Master Collateral Account) during such period.

“Net Distributions Report” means a certificate, substantially in the form of Exhibit 4.1(c) attached hereto, executed by Borrower which includes all information received by Borrower with respect to the Memo Account Calculations and any adjustments thereto since (a) the Closing Date with respect to the first Net Distributions Report delivered to Lender hereunder or (b) the date of the last Net Distributions Report with respect to each Net Distributions Report delivered thereafter, including the Memo Account Calculations with respect to all the distributions made by Acquisition SPV to Borrower during such period.

“Net Worth” means the excess of total assets over total liabilities of Borrower, as determined in accordance with GAAP.

“New Notes” is defined in Section 8.11(b) hereof.

“Non-HVP Default” means the occurrence of any of the following: (a) a breach by the PMF of any of the Fundamental Policies (except for any such breach that constitutes an Event of Default), (b) any default by the PMF under the Permitted Credit Facility, (c) any breach by Acquisition SPV of any of its obligations under the Acquisition SPV Partnership Agreement (except for any such breach that constitutes an Event of Default) or (d) any breach by the Administrator under the Administrator Agreement.

“Notes” means, collectively, the Term Note, the Revolving Note and any New Notes issued in substitution therefor; and “Note” shall mean any of the Notes.

“Notice of Advance” is defined in Section 2.3(a) hereof.

“Notice of Continuation” is defined in Section 2.3(c)(ii) hereof.

“Notice of Conversion” is defined in Section 2.3(c)(i) hereof.

“Obligations” means all present and future indebtedness, obligations, and liabilities of Borrower to Lender, and all renewals and extensions thereof, or any part thereof (including, without limitation, Borrowings, or any part thereof, arising pursuant to this Agreement (including, without limitation, the indemnity provisions hereof) or represented by the Notes and all other Loan Documents, any Unused Commitment Fee, all obligations of Borrower under any Swap Contract entered into between Borrower and Lender (or any Affiliate of Lender) with respect to any transaction hereunder, and all interest accruing thereon, and reasonable Attorney Costs incurred in the enforcement or collection thereof, regardless of whether such indebtedness, obligations, and liabilities are direct, indirect, fixed, contingent, joint, several, or joint and several; together with all indebtedness, obligations, and liabilities of Borrower to Lender evidenced or arising pursuant to any of the other Loan Documents, and all renewals and extensions thereof, or any part thereof.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Organizational Documents” means, for any entity, its constituent or organizational documents, including: (a) in the case of any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation with the secretary of state or other department in the state of its formation, in each case as amended from time to time, including, without limitation, all amendments, restatements and modifications thereto; (b) in the case of any limited liability company, the articles or certificate of formation or incorporation, as the case may be, and its operating agreement or limited liability company agreement and its memorandum and articles of association (as applicable); and (c) in the case of a corporation, the certificate or articles of incorporation and its bylaws.

“Other Taxes” is defined in Section 2.15(b) hereof.

“Parents” mean Dover Street VIII L.P., HarbourVest Partners IX-Buyout Fund L.P., HarbourVest Partners IX-Venture Fund L.P., HarbourVest Partners IX-Credit Opportunities Fund L.P., each a Delaware limited partnership, and the Meranti Fund, acting by its general partner Meranti Associates L.P., acting by its general partner, Meranti Associates LLC.

“Patriot Act” means Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act of 2001, Pub. L. No. 107-56 (2001), signed into law on October 26, 2001, as amended.

“PE Fund” is defined in Schedule A attached hereto.

“Performance Agreement” means the Performance Agreement, dated as of the Closing Date, executed by Parents and Lender, as the same may be amended, supplemented, renewed, extended, replaced, or restated from time to time.

“Permitted Credit Facility” means a credit facility in favor of the PMF pursuant to which the PMF may incur Indebtedness for borrowed money for the sole purpose of bridging capital calls required to be made by the PMF in respect of its underlying fund investments and for cash management purposes.

“Permitted Indebtedness” means, without duplication: (a) the Obligations, (b) usual and customary trade payables of Borrower and Acquisition SPV incurred in the ordinary course of business, (c) direct or indirect obligations of Borrower or Acquisition SPV in respect of unpaid capital commitments to the PE Funds and direct or indirect guarantees of the obligations of the PE Funds in amounts at any time not in excess of the unpaid amount of Acquisition SPV’s capital commitments thereto and (d) direct or indirect obligations of Borrower or Acquisition SPV to return distributions to the PE Funds.

“Permitted Tax Lien” is defined in Section 3.10 hereof.

“Person” means an individual, sole proprietorship, joint venture, association, trust, estate, business trust, corporation, non-profit corporation, partnership, sovereign government or agency, instrumentality, or political subdivision thereof, or any similar entity or organization.

“PMF” means The Endowment PMF Master Fund, L.P., a Delaware limited partnership.

“PMF Partnership Agreement” means the Amended and Restated Agreement of Limited Partnership of the PMF, dated as of February 18, 2014, by and among The Endowment Fund GP, L.P., a Delaware limited partnership, as general partner, and the limited partners named therein.

“PMF’s NAV” means, with respect to any fiscal quarter, the net asset value of the PE Funds held by the PMF as of the end of such fiscal quarter as set forth on the latest capital account statement received by Acquisition SPV from the PMF as of the end of such fiscal quarter which, for the avoidance of doubt, shall include the aggregation of the capital account balances with respect to the PE Funds and which shall be increased for any contributions made by the PMF in respect of the PE Funds and decreased for any distributions received by the PMF in respect of the PE Funds, in each case since the reference date of the respective capital account statements of the PE Funds; provided, that the Administrator may use supporting documentation provided by the investment managers of the PE Funds to adjust the decrease due to such distributions to the extent such investment managers determine, in their reasonable business judgment, that any such distribution was in excess of the value attributable to the underlying investment in the most recent capital account statement.

“Prepayment Amount” is defined in Section 2.9(b) hereof.

“Prepayment Date” is defined in Section 2.9(b) hereof.

“Prepayment Notice” is defined in Section 2.9(b) hereof.

“Prime Rate” shall mean the prime lending rate as announced by Lender (or any Affiliate of Lender if no such rate is announced by Lender) from time to time as its prime lending rate which rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer; provided, however, that during any time that neither Lender nor any Affiliate of Lender has an announced prime lender rate, then during such period the term “Prime Rate” as used herein shall be deemed to refer to Lender’s cost of funds during such period (as determined by Lender in Lender’s sole and absolute discretion).

“Prime Rate Advance” means an Advance that bears interest based on the Prime Rate.

“Prime Rate Conversion Date” is defined in Section 2.3(c)(i) hereof.

“Pro Rata Share” is defined in Section 4.12 hereof.

“Purchase Agreement” means the Purchase and Sale Agreement, dated as of February 19, 2014, by and among PMF Fund, L.P., PMF TEI Fund, L.P., PMF TEI (Offshore) Fund, Ltd., PMF International Fund, Ltd., Endowment Advisers, L.P., The Endowment Master Fund, L.P., the PMF and Acquisition SPV.

“Recognition Agreement” means the Recognition Agreement, dated as of the Closing Date, among Acquisition SPV, Borrower and Lender, as the same may be amended, supplemented, renewed, extended, replaced, or restated from time to time.

“Regulation D”, “Regulation T”, “Regulation U” and “Regulation X” mean Regulation D, T, U and X, respectively, of the Board of Governors of the Federal Reserve System, from time to time in effect, and shall include any successor or other regulation relating to reserve requirements or margin requirements, as the case may be, applicable to member banks of the Federal Reserve System.

“Repurchase Participation Percentage” has the meaning assigned to such term in the PMF Partnership Agreement, as in effect on the date hereof.

“Request for Borrowing” means, with respect to a Borrowing, Conversion or Continuation of Advances, the Notice of Advance, Notice of Conversion or Notice of Continuation, as the case may be.

“Responsible Officer” means: (a) in the case of a corporation, its president, senior vice president, any vice president, treasurer, secretary or assistant secretary; (b) in the case of a limited partnership or exempted limited partnership, any authorized general partner or, if such general partner is not an individual, a Responsible Officer of such general partner or, if such general partner is a Cayman Islands exempted limited partnership (a “Cayman Islands Intermediate GP”), a Responsible Officer of the general partner of the Cayman Islands Intermediate GP; (c) in the case of a general partnership, any authorized general partner or, if such general partner is not an individual, a Responsible Officer of such general partner; and (d) in the case of a limited liability company, exempted company or exempted segregated portfolio company, the manager, managing member, or director or a duly authorized officer of such limited liability company, exempted company or exempted segregated portfolio company or, if such manager, managing member or director is not an individual, any Responsible Officer of the manager or managing member or director.

“Restricted Party” means any Person listed: (a) in the Annex to the Executive Order; (b) on the “Specially Designated Nationals and Blocked Persons” list maintained by OFAC; or (c) in any successor list to either of the foregoing.

“Revolving Loans” means the revolving loans made by Lender to Borrower pursuant to this Agreement, in the aggregate maximum outstanding principal amount of up to the Applicable Revolving Facility Commitment Amount; and “Revolving Loan” means any of the Revolving Loans.

“Revolving Note” means the Revolving Promissory Note executed and delivered by Borrower in connection herewith, in the maximum original principal amount of $15,000,000, substantially in the form attached hereto as Exhibit 2.7(b), as the same may be amended, supplemented, extended, renewed, replaced and/or restated from time to time pursuant to its terms.

“Revolving Period” means the period commencing on the Closing Date and ending on the earlier to occur of: (a) the Stated Maturity Date or (b) the date on which the Applicable Revolving Loan Commitment Amount is terminated or reduced to $0 in accordance with Section 2.10 hereof.

“Security Agreement” means the Security and Pledge Agreement, dated as of the Closing Date, executed by Borrower and Lender, as the same may be amended, supplemented, renewed, extended, replaced, or restated from time to time.

“Security Documents” means, collectively, the Collateral Documents and all UCC financing statements required by this Agreement, together with all other documents and instruments from time to time executed and delivered pursuant to this Agreement or any Security Documents, each as the same may be amended, supplemented, renewed, extended, replaced, or restated from time to time, together with all attachments thereto.

“Sharing Percentage” has the meaning assigned to such term in the Acquisition SPV Partnership Agreement, as in effect on the date hereof or as such term is subsequently amended with the prior written consent of Lender.

“Solvent” means, with respect to any Person, that such Person is not “insolvent” within the meaning of Section 101(32) of the Bankruptcy Code or Section 271 of the Debtor and Creditor Law of the State of New York.\

“Special LP Consent” has the meaning assigned to such term in the Acquisition SPV Partnership Agreement, as in effect on the date hereof or as such term is subsequently amended with the prior written consent of Lender.

“Standard LP Consent” has the meaning assigned to such term in the Acquisition SPV Partnership Agreement, as in effect on the date hereof or as such term is subsequently amended with the prior written consent of Lender.

“State” means any of the fifty states comprising the United States of America.

“Stated Maturity Date” means May 11, 2018, as the same may be extended in accordance with Section 2.8(b) hereof, or accelerated in accordance with the terms hereof.

“Static PE Fund Pool” is defined in Schedule A attached hereto.

“Step-Down LTV Percentage” means an LTV Percentage equal to (a) 35% for the period from the Closing Date up to, but not including, the first anniversary of the Closing Date, (b) 30% for the period from the first anniversary of the Closing Date up to, but not including, the second anniversary of the Closing Date, (c) 25% for the period from the second anniversary of the Closing Date up to, but not including, the third anniversary of the Closing Date, (d) 17.5% for the period from the third anniversary of the Closing Date up to, but not including, the fourth anniversary of the Closing Date, and (e) if, and only if, Lender has granted the extension of the Maturity Date pursuant to Section 2.8(b) hereof, 10% for the period from the fourth anniversary of the Closing Date up to the fifth anniversary of the Closing Date.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Borrower.

“Swap Contract” means: (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions (including, without limitation, puts, calls and covered calls), currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement; and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement, including any such obligations or liabilities under any such master agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts: (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s); and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include Lender or any Affiliate of Lender).

“Taxes” is defined in Section 2.15(a) hereof.

“Term Loan” means the term loan made hereunder by Lender to Borrower, in the aggregate maximum principal amount not to exceed the Initial Term Facility Amount.

“Term Note” means the Term Promissory Note executed and delivered by Borrower to Lender in connection herewith, in the maximum original principal amount of $72,648,304, substantially in the form attached hereto as Exhibit 2.7(a), as the same may be amended, supplemented, extended, renewed, replaced and/or restated from time to time pursuant to its terms.

“Type of Loan” means any particular type of Loan (i.e., either a Prime Rate Advance or LIBOR Advance).

“UCC” means the Uniform Commercial Code as adopted in the State of New York and any other State which governs creation or perfection (and the effect thereof) of security interests in any collateral for the Obligations.

“Unused Commitment Fee” is defined in Section 2.18 hereof.

“U.S.” means the United States of America.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Internal Revenue Code.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.15(c)(ii)(B)(3).

“Work Fee” is defined in Section 2.18 hereof.

1.2 Other Definitional Provisions. All terms defined in this Agreement shall have the above-defined meanings when used in the Notes or any other Loan Documents or any certificate, report or other document made or delivered pursuant to this Agreement, unless otherwise defined in such other document. Defined terms used in the singular shall import the plural and vice versa. The words “hereof”, “herein”, “hereunder”, and similar terms when used in this Agreement shall refer to this Agreement as a whole and not to any particular provisions of this Agreement. Section, Exhibit and Schedule references are to the Loan Document in which such reference appears. The term “including” is by way of example and not limitation. The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.” Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.3 Times of Day. Unless otherwise specified in the Loan Documents, time references are to time in New York, New York.

1.4 Currency. All calculations shall be in Dollars.

SECTION 2

LOANS

2.1 Term Loan. Subject to the terms and conditions herein set forth, Lender shall extend to Borrower the Term Loan and Borrower has agreed to accept the Term Loan from Lender. The Term Loan shall be funded in one (1) Advance of funds to Borrower, in accordance with the terms hereof, on the Closing Date, as Borrower shall request in the applicable Notice of Advance. Any principal amounts repaid or prepaid under the Term Loan may not be reborrowed hereunder. The advance of the Term Loan hereunder shall be made upon satisfaction of the conditions set forth in Section 6.1, 6.2 and 6.3 hereof (unless waived in writing (i) by Lender in its sole discretion or (ii) as provided in Section 6.4(c) hereof).

2.2 Revolving Loans.

(a) Committed Amount. Subject to the terms and conditions herein set forth, Lender agrees, during the Revolving Period, to extend to Borrower the Revolving Loans, as more fully set forth in Section 2.2(c) hereof.

(b) Limitation on Borrowings. Notwithstanding anything to the contrary contained herein, and in addition to the other conditions and limitations set forth herein, Lender shall not be required to advance any Borrowing, or make any Conversion or Continuation of any Loan hereunder, if:

(i) an Event of Default, or any event, the giving of notice of which or with the lapse of time or both, would become an Event of Default, has occurred and is continuing, or, after giving effect to such Borrowing, Conversion or Continuation, an Event of Default, or any event, the giving of notice of which or with the lapse of time or both, would become an Event of Default, would occur;

(ii) following such Borrowing, Conversion or Continuation, the outstanding principal amount of the Revolving Loans would exceed the lesser of (A) the Borrowing Base, minus the outstanding principal amount of the Term Loan or (B) the Applicable Revolving Facility Commitment Amount;

(iii) following such Borrowing, Conversion or Continuation, the outstanding principal amount of the Loans would exceed the Applicable Commitment Amount; and

(iv) the conditions of Sections 6.1, 6.2 and 6.3, as applicable, have not been satisfied (unless waived in writing (i) by Lender in its sole discretion or (ii) as provided in Section 6.4(c) hereof).

(c) Applicable Revolving Facility Commitment Amount. Subject to the terms and conditions herein set forth, Lender agrees, on any Business Day during the Revolving Period, to make Revolving Loans to Borrower at any time and from time to time in an aggregate outstanding principal amount up to the Applicable Revolving Facility Commitment Amount at such time; provided, however, that, after making any Revolving Loan, the aggregate outstanding principal amount of the Loans shall not exceed the Borrowing Base. Subject to the foregoing limitation, the conditions set forth in Section 6 and the other terms and conditions hereof, during the Revolving Period, Borrower may borrow, repay without penalty or premium, and re-borrow Revolving Loans hereunder.

2.3 Advances; Conversions and Continuations of Advances.

(a) Request for Borrowing. Each Borrowing by Borrower hereunder shall be made upon Borrower’s delivery of an irrevocable notice to Lender, which notice shall be substantially in the form of Exhibit 2.3(a) attached hereto (the “Notice of Advance”), and any additional information reasonably required by Lender with respect to determining compliance with the requirements for the Eligible PE Funds, as set forth in Schedule A attached hereto. Each Notice of Advance must be received by Lender not later than 11:00 a.m. at least: (i) two (2) Business Days prior to the requested date of any Borrowing of any LIBOR Advance; and (ii) on the same Business Day of the requested date of any Borrowing of any Prime Rate Advance. With respect to a maturing LIBOR Advance, Borrower shall give Lender, prior to 11:00 a. m. (New York City time), at least two (2) Business Days prior to the expiration of each Interest Period, written or telephonic notice of a rate election in the form of a Notice of Continuation or Notice of Conversion, which shall be irrevocable, and shall specify which portion of a Loan shall be Continued as or Converted to a Prime Rate Advance or a LIBOR Advance, as the case may be, subject to the requirements set forth herein. If Borrower fails to give either a Notice of Continuation or Notice of Conversion when required, that portion of any Loan for which no Notice of Continuation or Notice of Conversion shall Convert to a Prime Rate Advance, from and after the expiry date of the then current Interest Period, until such time as Borrower shall give Lender a timely Notice of Continuation or Notice of Conversion therefor (subject to Section 2.3(c)(iii) hereof). Each Notice of Advance submitted by Borrower shall be deemed to be a representation and warranty that there does not exist (and after giving effect to the requested Loan there will not exist) any continuing Event of Default, or any event, the giving of notice of which or with the lapse of time or both, would become an Event of Default, hereunder on and as of the date of the applicable Borrowing or interest rate election, and that the conditions specified in Sections 6.1, 6.2 and 6.3, as applicable (except for any such conditions which have been waived, with or without conditions, by Lender) have been satisfied on and as of the date of the applicable Borrowing or interest rate election.

(b) Maximum Number of LIBOR Advances. Notwithstanding anything to the contrary contained herein, Borrower shall not have the right to have more than seven (7) LIBOR Advances in the aggregate outstanding hereunder at any one time during the term hereunder.

(c) Right to Convert and Continue Interest Rate.

(i) Borrower shall have the right, subject to the requirements set forth in this Agreement, with respect to: (A) any Prime Rate Advance, to Convert such Prime Rate Advance to a LIBOR Advance; and (B) any LIBOR Advance, to Convert such LIBOR Advance to a Prime Rate Advance (provided, however, that Borrower shall, on the applicable Prime Rate Conversion Date (defined below), make the payments required by subparagraphs (d), (e) and (f) of Section 2.6 hereof, if any); in either case, by giving Lender written notice substantially in the form of Exhibit 2.3(c) attached hereto (a “Notice of Conversion”) of such selection no later than 11:00 a.m. at least: (x) two (2) Business Days prior to the requested date of Conversion to a LIBOR Advance (such requested date, the “LIBOR Conversion Date”); or (y) one (1) Business Day prior the requested date of Conversion to a Prime Rate Advance (such requested date, the “Prime Rate Conversion Date”). Each Notice of Conversion shall be irrevocable and effective upon notification thereof to Lender. Such notice may also be given by telephone, which notice must be confirmed promptly by delivery to Lender of a written Notice of Conversion/Notice of Continuation, appropriately completed.

(ii) No later than 11:00 a.m. at least (x) two (2) Business Days prior to the termination of an Interest Period related to a LIBOR Advance, Borrower shall give Lender written notice in substantially the form of Exhibit 2.3(c) attached hereto (the “Notice of Continuation”) whether it desires to Continue such LIBOR Advance and shall designate the Interest Period which shall be applicable to such Continuation upon the expiration of such Interest Period. Each Notice of Continuation shall be irrevocable and effective upon notification thereof to Lender. Such notice may also be given by telephone, which notice must be confirmed promptly by delivery to Lender of a written Notice of Conversion/Notice of Continuation, appropriately completed.

(iii) Provided that Borrower compensates Lender in accordance with Section 2.9(g) hereof, a LIBOR Advance may be Continued or Converted on a day other than on the last day of an Interest Period for such LIBOR Advance.

(d) Prime Rate. Notwithstanding anything contained herein to the contrary, if, with respect to any LIBOR Advance, Lender provides Borrower telephonic notice (to be confirmed promptly by reasonable evidence in writing from Lender) that LIBOR for the Interest Period applicable to such LIBOR Advance will not adequately reflect the cost to Lender of making, funding, or maintaining such LIBOR Advance for such Interest Period, then effective as of the last day of the then current Interest Period therefor, and provided that Lender is also generally making automatic Conversions of LIBOR advances to Prime Rate advances in respect of other borrowers similarly situated as Borrower where it has the right to do so, such LIBOR Advance will automatically Convert to a Prime Rate Advance until Lender shall notify Borrower that the circumstances causing such Conversion to a Prime Rate no longer exist. In addition, in the event that Lender shall have determined (which determination shall, absent manifest error, be final, conclusive and binding on Borrower) that (x) on any date for determining LIBOR, by reason of changes affecting the London interbank market or Lender’s position therein, adequate and fair means do not exist for ascertaining LIBOR or (y) compliance by Lender in good faith with any applicable Legal Requirement of any Governmental Authority, prohibits or restrains the making or Continuation of any LIBOR Advance ((x) and/or (y) being a “LIBOR Failure”), then, in any such event, Lender shall give prompt telephonic notice (to be confirmed promptly by reasonable evidence in writing from Lender) to Borrower of such determination, whereupon: (1) Borrower’s right to request a LIBOR Advance shall be immediately suspended until Lender determines that the circumstances giving rise to the suspension described herein no longer exist, and (2) that portion of the Loans bearing interest based on LIBOR, or which would have been based on LIBOR, shall automatically and immediately Convert to a Prime Rate Advance at the Prime Rate plus the Applicable Margin, and shall be subject to Section 2.9(d) hereof.

(e) Reliance. Lender may rely on, and act without liability upon the basis of, any telephonic or written notice believed by Lender in good faith to be given to, or received from Borrower (or any Borrower representative) including any telephonic Notice of Continuation or Notice of Conversion, which Borrower covenants to subsequently give Lender written confirmation thereof. In each such case, Borrower hereby waives the right to dispute Lender’s record of the terms of such telephonic notice, except to the extent of Lender’s gross negligence or willful misconduct in connection therewith.

2.4 Minimum Advance Amounts. Each Borrowing of, Conversion to or Continuation of a LIBOR Advance shall be in a principal amount that is an integral multiple of $100,000 and not less than $1,000,000 and each Borrowing of, Conversion to or Continuation of a Prime Rate Advance shall be in an amount that is an integral multiple of $50,000 and not less than $1,000,000; provided, however, that (subject to Section 2.2 hereof) any Revolving Loan may be in an amount that is equal to the entire unused balance of the available Applicable Revolving Facility Commitment Amount, and any Conversion or Continuation may be in an amount that is equal to the entire amount of the Advance being Converted or Continued.

2.5 Funding. Lender shall deposit the proceeds of each Borrowing, as early as practicable on the Business Day duly requested in the relevant Notice of Advance under Section 2.3(a) hereof, in immediately available funds, in the Master Collateral Account (as specified in the relevant Notice of Advance); provided, however, that the proceeds of the Borrowing made on the Closing Date shall be deposited in the Master Collateral Account for the sole purpose of transferring such Borrowing proceeds to Acquisition SPV on the Acquisition Date; provided, further, that such Borrowing proceeds shall not be transferred to Acquisition SPV until Borrower executes and delivers to Lender the Acquisition Transactions Certificate.

2.6 Interest; Payment of Interest.

(a) Interest Rate; Interest Payment Dates. Subject to the provisions of clause (b) below: (i) each LIBOR Advance shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to LIBOR for such Interest Period plus the Applicable Margin; and (ii) each Prime Rate Advance shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Prime Rate plus the Applicable Margin. Accrued and unpaid interest (A) on each Advance shall be due and payable in arrears on each Interest Payment Date of such Advance and on the Maturity Date, and (B) on any Obligation of Borrower hereunder on which Borrower is in default under Section 7.1(a) hereof shall be due and payable at any time and from time to time following such default upon demand by Lender. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

(b) Default Interest. If any principal of, or interest on, any Loan is not paid when due, then (in lieu of the interest rate provided in Section 2.6(a) hereof) such past due principal and interest on such Loan shall bear interest at the Default Rate, from the date it was due to, but excluding, the date it is paid. If any other Event of Default hereunder shall occur, then (in lieu of the interest rate provided in Section 2.6(a) hereof) the principal amount of the Loans shall bear interest at the Default Rate, from the date of the occurrence of such Event of Default until such Event of Default is cured or is waived.

(c) Determination of Rate. Each change in the rate of interest for any Borrowing shall become effective, without prior notice to Borrower, automatically as of the opening of business of Lender on the date of said change. Lender shall promptly notify Borrower of the interest rate applicable to any Interest Period for LIBOR Advances upon determination of such interest rate. The determination of LIBOR by Lender shall be conclusive in the absence of manifest error. At any time that Prime Rate Advances are outstanding, Lender shall notify Borrower of any change in Lender’s Prime Rate promptly following the public announcement of such change.

(d) Timing of Interest. Interest on the Loans and any portion thereof shall commence to accrue in accordance with the terms of this Agreement and the other Loan Documents as of the date of each relevant Borrowing, consistent with the provisions of this Section 2.6, even if any such Borrowing is held in escrow pursuant to the terms of any escrow arrangement or agreement. With regard to the repayment of any of the Loans, interest shall continue to accrue on any amount repaid until such time as the repayment has been received in federal or other immediately available funds by Lender.

(e) No Setoff, Deductions, etc. Except as otherwise required by Section 2.15 hereof or in respect of Taxes, all payments of interest shall be made without any deduction, abatement, set-off or counterclaim whatsoever, the rights to which are specifically waived by Borrower.

2.7 Notes. The Loans to be made by Lender to Borrower hereunder shall be evidenced by the Notes.

2.8 Maturity Date; Payment of Obligations; Request for Extension.

(a) The principal amount of the Loans outstanding on the Maturity Date, together with all accrued but unpaid interest thereon, shall be due and payable on the Maturity Date, together with all other charges, fees, expenses and other sums due and owing hereunder and under any other Loan Document.

(b) Borrower shall have the right to request an extension of the original Stated Maturity Date for one (1) additional period of three hundred sixty four (364) days from the original Stated Maturity Date, provided that such request is made by Borrower, in writing, not earlier than the third (3rd) anniversary of the Closing Date and not later than forty-five (45) days after the third (3rd) anniversary of the Closing Date. The extension of the then original Stated

Maturity Date shall be subject to the approval of Lender, in its sole discretion. Lender shall have the right to notify Borrower of its decision not to extend the original Stated Maturity Date at any time. In the event that Lender elects in its sole and absolute discretion to extend the original Stated Maturity Date, Lender shall notify Borrower of such decision no later than thirty (30) days after such request is received by the Lender. Upon Borrower’s payment to Lender of an extension fee in an amount equal to .35% of the unpaid principal balance of the Loans on the date the Lender notifies the Borrower of its election to extend the original Stated Maturity Date, the original Stated Maturity Date shall, as of such date, be automatically extended for a period of an additional three hundred sixty four (364) days from the original Stated Maturity Date, without further action by Lender or Borrower. If Lender elects not to extend the original Stated Maturity Date, Borrower shall comply in all respects with the provisions set forth in Section 2.8(a) hereof.

2.9 Payments of Principal and Prepayments; Breakage.

(a) Payments of Loan; Payments Generally. The unpaid principal amount of the Loans shall be payable by Borrower in quarterly installments after the end of each fiscal quarter, commencing with the first fiscal quarter immediately following the Closing Date, on the tenth (10th) Business Day after the date on which the Borrower is required to deliver a Net Distributions Report with respect to such fiscal quarter pursuant to Section 4.1(c) hereof, irrespective of whether Borrower has delivered such Net Distributions Report, in an amount equal to the following: (i) 70% of all Net Distributions received by Borrower during such quarter, until the earlier of (A) the first date on which the LTV Percentage is less than or equal to 30% and (B) the first anniversary of the Closing Date and (ii) at all times thereafter (subject to Section 2.9(c)(i) hereof), 35% of all Net Distributions received by Borrower during such quarter. All payments of principal of, and interest on, the Obligations under this Agreement by Borrower to or for the account of Lender shall be made without condition or deduction for any counterclaim, defense, recoupment or set-off by Borrower. Accrued and unpaid interest on the Loans shall be payable by automatic debit to the Master Collateral Account, to the extent of funds on deposit therein. Except as otherwise expressly provided herein, all payments by Borrower hereunder shall be made to Lender at Lender’s Office in Dollars and in immediately available funds not later than 11:00 a.m. on the dates specified herein. Funds received after 11:00 a.m. shall be treated for all purposes as having been received by Lender on the first Business Day next following receipt of such funds and any applicable interest or fees shall continue to accrue until such Business Day. If any payment to be made by Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day (unless such Business Day falls in another calendar month, in which case such payment shall be made on the immediately preceding Business Day), and such extension of time shall be reflected in computing interest or fees, as the case may be. All payments made on the Obligations shall be credited, to the extent of the amount thereof, in the following manner: (a) first, against all costs, expenses and other fees (including reasonable Attorneys’ Costs) arising under the terms hereof; (b) second, against the amount of interest accrued and unpaid on the Obligations as of the date of such payment; (c) third, against all principal due and owing on the Obligations as of the date of such payment; and (d) fourth, to all other amounts constituting any portion of the Obligations.

(b) Prepayment in General. Borrower may, upon notice to Lender, at any time or from time to time, voluntarily prepay any of the Loans, in whole or in part, without premium or penalty (subject to Section 2.9(g) hereof); provided that: (i) such notice (the “Prepayment Notice”) must be received by Lender not later than 11:00 a.m. (New York City time) two (2) Business Days prior to any date of prepayment, for LIBOR Advances, and no later than 4:00 p.m. (New York City time) on the date of prepayment for Prime Rate Advances; and (b) any prepayment shall be in a principal amount of $50,000 or in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date (which shall be a Business Day, the “Prepayment Date”) and amount of such prepayment (the “Prepayment Amount”), and the Loans and the Type(s) of such Loans to be prepaid. The entire Prepayment Amount specified in the Prepayment Notice shall be due and payable on the Prepayment Date. If any Prepayment Notice is given, then on or before 11:00 a.m. (New York City time) on the Prepayment Date, Borrower shall pay to Lender (1) the entire Prepayment Amount specified in the Prepayment Notice, (2) interest accrued and unpaid on the Prepayment Amount through and including the Prepayment Date, and (3) in the event the Prepayment Amount equals the entire outstanding principal amount hereunder, all other accrued but unpaid Obligations. Any prepayment made by Borrower with respect to any Loan (whether voluntary or mandatory) shall be accompanied by any and all additional amounts required pursuant to subparagraph (g) of this Section 2.9. Unless otherwise specified by Borrower in the Prepayment Notice, any voluntary Prepayment Amounts shall be (i) applied to the Obligations with respect to the Term Loan before being applied to the Revolving Loans and the other Obligations hereunder and (ii) credited to the next succeeding payments of principal payable with respect to the Loans under Section 2.9(a) hereof.

(c) Mandatory Prepayments; Additional Collateral.

(i) At all times during the continuance of a Full Distribution Sweep Event, Borrower shall pay to Lender, in immediately available funds, as a mandatory prepayment of the Loans, an amount equal to 100% of all Net Distributions that have been remitted to the Master Collateral Account or otherwise received by Borrower, until, in the case of any Full Distribution Sweep Event arising under clause (a) or (b) of the definition thereof, such time as, after giving effect to such payments, (A) the unpaid principal balance of the Term Loan is equal to or less than the applicable Maximum Term Facility Amount and (B) the LTV Percentage is not in excess of the Step-Down LTV Percentage.

(ii) If, at any time following the calculation of the Borrowing Base under a Compliance Certificate, such calculation reveals that the aggregate outstanding principal amount of the Loans exceeds the Borrowing Base, then Borrower shall no later than ten (10) Business following the day on which such Compliance Certificate is delivered to Lender, (A) to the extent that funds are available in the Master Collateral Account, apply such funds to repay such excess, (B) prepay the Loans, in immediately available funds, in an amount equal to such excess, (C) pledge to Lender additional Collateral (including by identifying additional Eligible PE Funds), of types and values acceptable to Lender in its reasonable discretion, and documented to its reasonable satisfaction, as further security for the Obligations, (D) a combination of any of the foregoing so that, after giving effect thereof, the aggregate outstanding principal amount of the Loans does not exceed the Borrowing Base and/or (E) take any other action, acceptable to Lender in its reasonable discretion, that causes the LTV Percentage to be equal to or less than the Maximum Advance Rate, which, in turn, causes the aggregate outstanding principal amount of the Loans to not be in excess of the Borrowing Base.

(iii) If, at any time, Borrower sells, transfers or otherwise disposes of any of its limited partnership interests in Acquisition SPV (which Borrower acknowledges requires Lender’s prior written consent pursuant to Section 5.8 hereof), Borrower shall immediately pay to Lender an amount equal to 100% of the cash proceeds (net of customary costs, fees and expenses actually incurred in connection therewith (including, for the avoidance of doubt, attorneys’ fees, accountants’ fees, underwriters or placement agents’ fees, discounts or commissions, and brokerage and consultant fees) and net of taxes paid or reasonably estimated by Borrower to be payable as a result, or in respect thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) of such sale, transfer or disposition upon receipt thereof as a mandatory prepayment of the Loans.

(iv) If, at any time, Borrower receives a capital contribution from any Parent pursuant to the Performance Agreement, Borrower shall immediately pay to Lender an amount equal to 100% of the proceeds of such capital contribution upon receipt thereof as a mandatory prepayment of the Loans.

(d) Interest Rate Not Ascertainable, etc. In the event that Lender shall have reasonably determined (which determination shall, absent manifest error, be final, conclusive and binding on Borrower) that on any date for determining LIBOR, by reason of changes affecting the London interbank market, or Lender’s position therein, (a) deposits in U.S. dollars are not being offered to banks in the relevant interbank market for the applicable Interest Period of any LIBOR Advance or (b) adequate and fair means do not exist for ascertaining LIBOR, then in such event, Lender shall give telephonic or written notice to Borrower of such determination (to be confirmed promptly by reasonable evidence in writing from Lender, in the case of telephonic notice). Until Lender notifies Borrower that the circumstances giving rise to the suspension described herein no longer exist, Lender shall not be required to make or maintain any LIBOR Advances hereunder and shall make Prime Rate Advances instead.

(e) Illegality. In the event that Lender shall have reasonably determined (which determination shall, absent manifest error, be final, conclusive and binding on Borrower) at any time that compliance by Lender in good faith with any applicable law, rule, regulation or order, or any request, guideline or directive (whether or not having the force of law) of any Governmental Authority, prohibits or restrains the making or continuance of any LIBOR Advance, then, in any such event, Lender shall give prompt telephonic notice to Borrower of such determination (to be confirmed promptly by reasonable evidence in writing from Lender, including an explanation thereof), whereupon: (i) Borrower’s right to request a LIBOR Advance shall be immediately suspended, and (ii) that portion of the Loans bearing interest based on LIBOR shall automatically and immediately Convert to a Loan bearing interest at the Prime Rate plus the Applicable Margin, and shall be subject to subparagraph (g) of this Section 2.9.

(f) Increased Costs. If, by reason of the introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements or regulations regarding capital adequacy) in or in the interpretation of any Legal Requirement, or the compliance with any guideline or request from any central bank or other governmental or quasi-governmental authority exercising supervisory authority over Lender or its holding company or their respective Affiliates or their activities (whether or not having the force of law), (i) any reserve (including, without limitation, any imposed by the Board of

Governors of the Federal Reserve System), special deposit, deposit insurance or similar requirement against assets of, deposits with or for the account of, or credit extended by, Lender, its holding company or their respective Affiliates or Lending Office shall be imposed or deemed applicable or any other condition affecting any portion of any Loan shall be imposed on Lender, its holding company or their respective Affiliates or Lending Office or the secondary Eurodollar market; or (ii) Lender, its holding company or their respective Affiliates or Lending Office is required to increase the amount of capital required to be maintained or the rate of return on capital to Lender, its holding company or their respective Affiliates or Lending Office, is reduced, and as a result of any of the foregoing there shall be any increase in the cost to Lender of making, funding or maintaining any portion of any Loan, or there shall be a reduction in the amount received or receivable by Lender, its holding company or their respective Affiliates or Lending Office, or in the rate of return to Lender, its holding company or their respective Affiliates or Lending Office, then Borrower shall from time to time, upon written notice from and demand by Lender pay to Lender within five (5) Business Days after the date specified in such notice and demand, additional amounts sufficient to compensate Lender against such increased cost or diminished return (but provided that Lender is also charging such additional amounts to other borrowers similarly situated as Borrower). A certificate as to the amount required to compensate Lender, submitted to Borrower by Lender, shall, except for manifest error, be final, conclusive and binding for all purposes. For the avoidance of doubt, the provisions of this Section 2.9(f) will not apply to any such increased costs or diminished return resulting from (i) Other Taxes, (ii) Taxes for which Lender has been indemnified, or is entitled to indemnification, by Borrower or with respect to which Borrower has paid, or is required to pay, additional amounts pursuant to Section 2.15 hereof, as to which Section 2.15 shall govern, or (iii) Excluded Taxes. The provisions of this Section 2.9(f) shall survive repayment of the Loans and cancellation of this Agreement.

(g) Loss Compensation. Borrower shall compensate Lender, upon its written request (which request shall, absent manifest error, be final, conclusive and binding upon Borrower), for all actual losses, expenses and liabilities (including, without limitation, any interest paid by Lender on funds borrowed by it to make or carry any LIBOR Advance to the extent not recovered by Lender in connection with the re-employment of such funds), which Lender may sustain: (i) if for any reason a Conversion to a LIBOR Advance does not occur on the date specified therefor in the relevant Notice of Continuation or Conversion, as the case may be, or (ii) if any repayment (continuation or Conversion) of a LIBOR Advance occurs on a date which is not the last day of the then current Interest Period whether, in the case of repayment, such repayment is voluntary or occurs for any other reason including demand. The provisions of this Section 2.9(g) shall survive repayment of the Loans and the cancellation of this Agreement.

2.10 Termination or Reduction of the Applicable Revolving Loan Commitment Amount. Borrower may, upon at least three (3) Business Days’ prior written notice to Lender, terminate or reduce the Applicable Revolving Loan Commitment Amount. Upon any such termination, the Applicable Revolving Loan Commitment Amount shall automatically be deemed reduced to $0. Any reduction of the Applicable Revolving Loan Commitment Amount (other than a reduction thereof to $0 in the case of a termination) shall be in an amount equal to or greater than $1,000,000 and in integral multiples of $50,000 in excess thereof.

2.11 Lender’s Office. Lender may: (a) designate its principal office or a branch, subsidiary or Affiliate of Lender as its Lender’s Office (and the office to whose accounts payments are to be credited) for any LIBOR Advance; (b) designate its principal office or a branch, subsidiary or Affiliate as its Lender’s Office (and the office to whose accounts payments are to be credited) for any Prime Rate Advance and (c) change its Lender’s Office from time to time by notice to Borrower. In such event, Lender shall continue to hold the Notes, if any, evidencing its loans for the benefit and account of such branch, subsidiary or Affiliate. Lender shall be entitled to fund all or any portion of the Loans in any manner it deems appropriate, consistent with the provisions of Section 2.5 hereof.

2.12 Ranking of Loan, Scope of Recourse, Security.

(a) Priority Obligations. The Obligations of Borrower shall be senior obligations of Borrower which Borrower hereby agrees to repay upon the terms and conditions set forth herein and in the other Loan Documents. Nothing contained herein or in any other Loan Document shall be deemed to be a release, waiver, discharge or impairment of this Agreement or such other Loan Documents or a release of any Collateral given or to be given to secure the Obligations or otherwise in connection herewith, or shall preclude Lender from seeking to exercise its rights hereunder or under the Security Documents or exercising any power of sale contained therein or herein.

(b) Security. The Obligations of Borrower shall be secured by the Lien and security interest in the Collateral granted pursuant to the Security Documents. The Lien granted to Lender under the Security Documents shall be a first priority Lien on the Collateral thereunder.

2.13 Use of Proceeds. The proceeds of (a) the Term Loan shall be used by Borrower to (i) acquire up to 100% of the limited partnership interests of Acquisition SPV that will provide indirect exposure to the PE Funds upon Acquisition SPV’s acquisition of the corresponding ownership interest in the PMF on the Acquisition Date pursuant to the Purchase Agreement and (ii) pay fees and expenses on the Closing Date incurred in connection with the consummation of the transactions contemplated hereunder and (b) the Revolving Loans shall be used by Borrower to (i) fund capital calls in accordance with Section 3.16 and (ii) pay any interest that is due and payable hereunder. Lender shall have no liability, obligation, or responsibility whatsoever with respect to Borrower’s use of the proceeds of the Loans.

2.14 Computation of Interest and Fees. All computations of interest with respect to the Loans shall be made by Lender on the basis of a year of 360 days for the actual number of days (including the first day, but excluding the last day) in the Interest Period for which such interest is payable; provided, however, that if such computation shall cause the amount of interest payable hereunder to exceed the Maximum Rate, all computations of interest shall be made upon the basis of a year of 365 or 366 days, as applicable. Computations of fees hereunder shall be made by Lender on the basis of a year of 360 days for the actual number of days (including the first day, but excluding the last day) for the period calculated.

2.15 Taxes.

(a) General. Except as otherwise required by law (which, for the purposes of this Section 2.15 shall include FATCA) any and all payments by Borrower hereunder or under any other Loan Document shall be made, in accordance with this Agreement, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings imposed by any Governmental Authority, to the extent such items are in the nature of taxes, including interest, additions to tax or penalties applicable with respect thereto (all such imposts, deductions, charges or withholdings and interest, additions and penalties with respect thereto being hereinafter referred to as “Taxes”). As used herein, “Excluded Taxes” means: (A) any Taxes imposed on or measured by net income or net profit (however denominated), capital or net worth, franchise Taxes, doing business Taxes, and branch profits Taxes imposed on Lender by any Governmental Authority, (B) any Taxes imposed by reason of any connection between the jurisdiction imposing such Tax and Lender or Lender’s Office (except to the extent Lender designates a different Lending Office pursuant to Section 2.15(h) hereof) other than a connection arising solely from such person having executed, delivered, become party to, performed its obligations under, received or perfected a security interest under, or received payment under or enforced, this Agreement or any other Loan Document, (C) any Taxes imposed as a result of any failure by Lender to comply with Section 2.15(c), and (D) any Taxes that would not have been imposed but for the willful misconduct or gross negligence of Lender, (E) any U.S. federal withholding Taxes imposed on amounts payable to or for the account of Lender pursuant to a law in effect on the date on which (x) such Lender makes or acquires the applicable interest in the Loans or a commitment to make Revolving Loans, other than pursuant to an assignment required by Borrower under Section 2.15(h) hereof (or, if such Lender is an intermediary, partnership or other flow through entity for U.S. tax purposes, the date on which the relevant beneficiary, partner or member of such Lender becomes a beneficiary, partner or member thereof), or (y) such Lender changes its Lender’s Office, except in each case to the extent that, pursuant to this Section 2.15, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, and (F) any Taxes imposed under FATCA. If Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder, under the Note or under any other Loan Document to Lender, and such Tax is not an Excluded Tax, then (i) the sum payable under this Agreement shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this provision) Lender receives an amount equal to the sum it would have received had no such deductions been made, and (ii) Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law and such amount paid to the relevant Governmental Authority (together with the amount paid to Lender) shall be promptly credited toward the increased amount required to be paid under subclause (i) above.

(b) Other Taxes. In addition to the payment of Taxes as above, Borrower agrees to pay any present or future stamp, court, documentary, intangible, recording or filing charges or taxes, or any other excise or property taxes, charges or similar levies, together with any interest, fees, additions to tax or penalties applicable thereto (including by reason of a delay in payment) which arise from payment under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or any other Loan Document, imposed by any Governmental Authority, except for such Taxes that are imposed as a result of a transfer, assignment or participation by Lender of all or a portion of its interests herein or under any Loan Document (hereinafter referred to as “Other Taxes”).

(c) Tax Forms.

(i) Lender and any assignee hereunder of Lender shall, to the extent it is legally entitled to do so, deliver to Borrower (in such number of copies as shall be requested by the recipient) on or prior to the date on which Lender or such assignee becomes a lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower), any properly completed and executed documentation reasonably requested by Borrower that is prescribed by applicable law as a basis for claiming exemption from or a reduction in the rate of any withholding Tax or other Taxes indemnifiable hereunder, together with such supplementary documentation as may be prescribed by applicable law as reasonably requested by Borrower to permit Borrower to determine the amount of withholding or deduction required to be made.

(ii) Without limiting the generality of the foregoing,

(A) any Lender that is a U.S. Person shall deliver to Borrower on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower), two (2) executed originals of IRS Form W-9 or successor applicable form certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower), whichever of the following is applicable:

        (1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, two (2) executed originals of IRS Form W-8BEN, or successor applicable form, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN, or successor applicable form, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

        (2) two (2) executed originals of IRS Form W-8ECI, or successor applicable form;

        (3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate substantially in the form of Exhibit 2.15(a) to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of Borrower within the meaning of Sections 871(h)(3)(B) or 881(c)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) two (2) executed originals of IRS Form W-8BEN, or successor applicable form; or

        (4) to the extent a Foreign Lender is not the beneficial owner, two (2) executed originals of IRS Form W-8IMY, or successor applicable form, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, or successor applicable form, a U.S. Tax Compliance Certificate substantially in the form of Exhibit 2.15(b) or Exhibit 2.15(c), IRS Form W-9, or successor applicable form, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit 2.15(d) on behalf of each such direct and indirect partner;

(C) Lender shall, to the extent it is legally entitled to do so, deliver to Borrower (in such number of copies as shall reasonably be requested by the recipient) from time to time upon the reasonable request of Borrower), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Borrower to determine the withholding or deduction or information reporting required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to Borrower at the time or times prescribed by law and at such time or times reasonably requested by Borrower; such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by Borrower as may be necessary for Borrower to comply with its obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii) Lender agrees that if any form or certification it previously delivered pursuant to this Section 2.15(c) expires or becomes obsolete or inaccurate in any material respect, and after the occurrence of any event requiring a change in the most recent form or certificate previously delivered by it to Borrower, it shall update such form or certification or promptly notify Borrower in writing of its legal inability to do so.

(d) Treatment of Certain Refunds. If Lender receives a refund from a Governmental Authority relating to any Taxes or Other Taxes as to which it has been indemnified by Borrower or with respect to which Borrower has paid additional amounts pursuant to this Section 2.15 or Section 2.9(f) or Section 8.5, it shall pay to Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses of Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that Borrower, upon the request of Lender, agrees to repay to Lender the amount paid over to Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event Lender is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require Lender to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to Borrower or any other Person.

(e) Indemnification. Borrower shall indemnify Lender for the full amount of Taxes (other than Excluded Taxes) or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.15 payable or paid by Lender, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant Governmental Authority. This indemnification shall be made within thirty (30) days from the date Lender makes written demand therefor, which demand shall set forth the amount paid, the basis therefor and the taxing authority paid.

(f) Evidence of Payment. At the request of Lender, Borrower shall furnish to Lender the original or a certified copy of a receipt evidencing payment by it of all Taxes and Other Taxes.

(g) Contest Rights. Upon the request, and at the expense, of Borrower, Lender shall reasonably afford Borrower the opportunity to contest, and reasonably cooperate with Borrower in contesting, the imposition of any Tax giving rise to an obligation to pay any additional amount or indemnity pursuant to this Section 2.15; provided that Borrower shall reimburse Lender promptly for its reasonable attorneys’ and accountants’ fees and disbursements incurred in so cooperating with Borrower in contesting the imposition of such Tax or Other Tax; provided, however, that, notwithstanding the foregoing, Lender shall not be required to afford Borrower the opportunity to contest, or cooperate with Borrower in contesting, the imposition of any Tax if Lender in good faith determines that to do so would have a material adverse effect on it (it being understood that the mere existence of fees, charges, costs or expenses of such party shall not be deemed to be materially disadvantageous to such party if Borrower agrees to pay such fees, charges, costs or expenses).

(h) Mitigation by Lender. Upon the occurrence of any event which would require Borrower to provide, or if Lender requests, compensation under Section 2.9(f) hereof, or which would require, or Lender requires, Borrower to pay any Taxes, additional amounts, or indemnity payments to Lender or any Governmental Authority for the account of Lender pursuant to this Section 2.15, then Lender shall (at the request of Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder, or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, or to take such other reasonable steps, if, in the judgment of Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Sections 2.9(f) or 2.15, as the case may be, in the future, and (ii) would not, in Lender’s reasonable judgment, be materially disadvantageous to Lender. Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

2.16 Master Collateral Account. Borrower shall, during the term hereof, maintain at Lender, at Lender’s Office, the Master Collateral Account in accordance with standard account documents of Lender. Borrower agrees that on and after the date each payment hereunder is due and owing hereunder, Lender is authorized to, and shall, debit the Master Collateral Account of Borrower by the amount of the payment owed; provided, however, that if the amount on deposit in the Master Collateral Account on the date such payment is due is less than the amount of such payment, then, no later than the date such payment is due, Borrower shall transfer funds directly to Lender in an amount equal to the difference between such deposit amount and such payment amount.

2.17 Absolute Liability of Borrower. The liability of Borrower shall be absolute and unconditional and without regard to the liability of any other Person.

2.18 Certain Fees.

(a) Facility Fee. Borrower shall pay to Lender a facility fee in consideration of making the Term Loan and establishing and maintaining the commitment to make Revolving Loans, in an aggregate amount equal to 1% of the Applicable Commitment Amount (the “Facility Fee”), which Facility Fee shall be earned, and is due and payable, on the Closing Date.

(b) Unused Commitment Fee. Borrower shall pay to Lender, for the account of Lender, an unused commitment fee, at the rate of 0.50% per annum (the “Unused Commitment Fee”), on the average daily amount by which the Applicable Revolving Facility Commitment Amount exceeds the aggregate outstanding principal amount of the Revolving Loans during the Revolving Period. The Unused Commitment Fee shall be payable in arrears on the tenth (10th) calendar day after the last day of each fiscal quarter during the Revolving Period and on the Maturity Date. Borrower and Lender acknowledge and agree that the Unused Commitment Fee payable hereunder is a bona fide unused commitment fee and is intended as reasonable compensation to Lender for committing to make funds available to Borrower as described herein and for no other purposes.

(c) Work Fee. Borrower and Lender acknowledge that, prior to the Closing Date, Borrower paid to Lender a refundable work fee equal to $200,000 (the “Work Fee”). The Work Fee shall be credited to the payment of administrative, due diligence and legal fees payable to Lender hereunder and, if any balance remains on the Closing Date, such balance shall be credited to Borrower.

2.19 Certain Waivers, etc. Except for notice and grace periods specifically provided for herein, presentment for payment, notice of dishonor, protest and notice of protest are hereby waived. The receipt by Lender of payments of interest or principal hereunder or any other sums due hereunder with knowledge on the part of Lender of the existence of a default hereunder shall not be deemed a waiver of such default. No payment by Borrower or receipt by Lender of less than the full amount of interest, principal and/or the other sums due hereunder shall be deemed to be other than on account of all such interest, principal and other sums and (except as expressly set forth herein to the contrary) shall be applied against such interest, principal and/or other sums in such manner and order as Lender shall choose in its sole and absolute discretion.

SECTION 3

REPRESENTATIONS AND WARRANTIES

To induce Lender to make the Loans, Borrower represents and warrants to Lender that:

3.1 Organization, Power and Authority. Borrower is a limited partnership duly organized and validly existing under the laws of Delaware and is authorized to transact business in each jurisdiction in which its ownership or property or conduct of business shall legally require such authorization. Borrower has full power and authority and legal right and all governmental licenses, consents, and approvals necessary to own its property and carry on its business as now conducted and proposed to be conducted; and is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary, in each case with such exceptions as would not have a material adverse effect on the business, financial condition or operations of Borrower.

3.2 Power. Borrower has all necessary right, power and authority to execute, deliver and perform this Agreement and the other Loan Documents to which it is party and to perform all Obligations arising or created under this Agreement and the other Loan Documents applicable to it; the execution, delivery and performance by Borrower of this Agreement and the other Loan Documents to which it is party and all Obligations arising or created under this Agreement and the other Loan Documents to which it is party have been duly authorized by all necessary and appropriate action on the part of Borrower and its constituent owners and this Agreement and the other Loan Documents to which it is party have been duly and validly authorized, executed and delivered by Borrower.

3.3 No Breach. The execution and delivery of this Agreement and the other Loan Documents, the consummation of the transactions herein contemplated and compliance with the terms and provisions of this Agreement and the other Loan Documents shall not conflict with or result in a breach of, or require any consent under (i) any of the Organizational Documents of Borrower; or (ii) any Legal Requirement applicable to Borrower that is currently in effect; or (iii) any agreement or instrument to which Borrower is a party or by which it is bound, in each case, to an extent which would have a Material Adverse Effect, and except in cases where such consents have been obtained and copies thereof delivered by Borrower to Lender on or prior to the date hereof.

3.4 Enforceable Obligations. This Agreement and the other Loan Documents to which Borrower is a party are the valid and legally binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, subject to Debtor Relief Laws. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowing hereunder or with the execution, delivery, performance, validity or enforceability of the Loan Documents to which Borrower is a party, except for such consents, authorizations, filings, notices or other acts which have been obtained, made, given or take, as the case may be.

3.5 Priority of Liens. The Security Documents create, as security for the Obligations, a valid and enforceable, exclusive, first priority security interest in and Lien on all of the Collateral in favor of Lender, as and to the extent set forth in the applicable Security Documents, subject to no other Liens, other than Liens in favor of Lender under the Security Documents.

3.6 Financial Condition. Borrower calculated the Borrower’s NAV as at May 13, 2014 (the “Closing NAV Statement”) after giving pro forma effect (as if such events had occurred on such date) to the consummation of the transactions contemplated under the Purchase Agreement, and such calculation is attached to the Compliance Certificate delivered by Borrower to Lender in connection with the initial Loans made hereunder pursuant to Section 6.2(a)(i) and Section 6.3(d) hereof. To Borrower’s knowledge, the Closing NAV Statement (i) is complete and correct in all material respects, and (ii) fairly presents the net asset value of the PE Funds in all material respects.

3.7 Full Disclosure. There is no material fact concerning Borrower or, to Borrower’s knowledge, Acquisition SPV the PMF or any PE Fund that Borrower has not disclosed to Lender in writing which would reasonably be expected to result in a Material Adverse Effect. No information heretofore prepared and furnished by Borrower in connection with this Agreement, the other Loan Documents or any transaction contemplated hereby or thereby contains any untrue statement of a material fact that could reasonably be expected to result in a Material Adverse Effect. Any projections and pro forma financial information contained in such materials that were prepared by Borrower are based upon good faith estimates and assumptions believed by Borrower to be reasonable at the time made, it being recognized by Lender that such projections as to future events are not to be viewed as facts and the actual results during the period covered by any such projections may differ from the projected results and such difference may be material.

3.8 No Default. No event has occurred and is continuing which constitutes an Event of Default, or any event, the giving of notice of which or with the lapse of time or both, would become an Event of Default.

3.9 No Litigation. No litigation, investigation or proceeding, at law or in equity, of or before any arbitrator or Governmental Authority is pending or threatened in writing by or against Borrower or against any of its properties (including, without limitation, any Collateral) or revenues. Borrower is not subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations.

3.10 Taxes. All material Tax returns required to be filed by Borrower in any jurisdiction have been timely filed and all material Taxes, assessments, levies and other governmental charges imposed upon Borrower or upon any of its properties, income or franchises have been paid prior to the time that such Taxes could give rise to a Lien thereon, other than Taxes (or a Lien for Taxes, assessments, levies or governmental charges) which are being contested in good faith with sufficient reserves established therefor in accordance with Section 4.2 hereof (each such Lien, a “Permitted Tax Lien”). There is no proposed Tax assessment of which Borrower has been notified in writing against Borrower which is material and is not being contested in good faith (and, in respect of which, sufficient reserves have been set aside by Borrower in accordance with applicable accounting principles).

3.11 Records; Chief Executive Office. Unless Borrower notifies Lender in writing promptly following the date of any change thereto, the chief executive office and the place where each of Borrower and Acquisition SPV keeps its books and records, including recorded data of any kind or nature, regardless of the medium or recording, including software, writings, plans, specifications and schematics, has been and shall continue to be: c/o HarbourVest Partners, LLC, One Financial Center, 44th Floor, Boston, Massachusetts 02111. Borrower’s federal taxpayer’s identification number is 46-5275238.

3.12 Compliance with Legal Requirements. Borrower is in compliance in all material respects with all Legal Requirements applicable to it.

3.13 Margin Stock. Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any monies advanced or to be advanced under this Agreement, shall be used to extend credit to others for the purpose of purchasing or carrying any Margin Stock. Neither Borrower nor any Person acting on behalf of Borrower, has taken or shall take any action which might cause this Agreement or any Loan Document to violate Regulation D, Regulation T, Regulation U or Regulation X or any other regulation of the Board of Governors of the Federal Reserve System or to violate Section 7 of the Exchange Act, in each case as now in effect or as the same may hereafter be in effect.

3.14 Fiscal Year. The fiscal year end of Borrower is December 31.

3.15 Investment Company Act. Borrower is not required to register as an “investment company” pursuant to the Investment Company Act of 1940, as amended.

3.16 Capital Calls. In accordance with the Organizational Documents of Acquisition SPV, capital calls (a) will be issued by Acquisition SPV to the Borrower to fund the Acquisition Transactions and (b) may be issued by Acquisition SPV to the Borrower (i) to the extent that distributions from the PE Funds that are retained by PMF or Acquisition SPV are insufficient to fund (A) capital calls from the PE Funds or (B) expenses of the PMF that were paid with distributions from investments other than the PE Funds, (ii) to the extent distributions made to Borrower are required to be returned to Acquisition SPV pursuant to Sections 2.1(b) and 5.2 of the Acquisition SPV Partnership Agreement and (iii) to pay expenses of Acquisition SPV. Following the Acquisition Date, Acquisition SPV shall not have any commitment or obligation to make capital contributions to the PMF.

3.17 Anti-Terrorism Laws. To the best of Borrower’s knowledge, neither Borrower nor any of Borrower’s Affiliates: (i) is, or is controlled by, a Restricted Party; (ii) has received funds or other property from a Restricted Party; or (iii) is in breach of or is the subject of any action or investigation under any Anti-Terrorism Law. Borrower and, to the best of its knowledge, each of Borrower’s Affiliates has taken reasonable measures to ensure compliance with the Anti-Terrorism Laws.

3.18 Solvency. Borrower has not entered into the transactions hereunder or any Loan Document with the actual intent to hinder, delay, or defraud any creditor and has received reasonably equivalent value in exchange for its obligations hereunder and under the Loan Documents. On the date hereof and after and giving effect to the Loans occurring on the date hereof, and the disbursement of the proceeds of the Loans pursuant to Borrower’s instructions, Borrower is and shall be Solvent.

3.19 No Setoff. Except as otherwise required by Section 2.15 hereof or in respect of Taxes, there exists no right of setoff, deduction or counterclaim on the part of Borrower against Lender or any of Lender’s Affiliates.

3.20 Ownership. As of the date hereof, HarbourVest owns and controls 100% of the voting partnership interests of Borrower. After giving effect to the Acquisition Transactions, (a) Borrower shall own all of the Sharing Percentage in respect of each of the PE Funds, (b) Acquisition SPV shall own and control a percentage of the limited partnership interests of the PMF at least equal to the Repurchase Participation Percentage and (c) Borrower shall control and own, directly or indirectly, voting partnership interests of Acquisition SPV sufficient to require Borrower’s consent for all actions under the Acquisition SPV Partnership Agreement that require Standard LP Consent or Special LP Consent.

3.21 ERISA. Borrower has no liability, contingent or otherwise, with respect to an “employee benefit plan” (as defined in Section 3(3) of ERISA), which is subject to Title IV of ERISA. Neither the execution and delivery of, nor the performance by any party to any Loan Document of, any obligation under any of the Loan Documents shall result in any non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

3.22 Existing Indebtedness and Liens. On the Closing Date, there is no outstanding material Indebtedness owed by the PMF for borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, guarantee or otherwise, and, to the knowledge of Borrower, there is no other outstanding Indebtedness owed by the PMF. There is no outstanding Indebtedness owed by Borrower or Acquisition SPV except as permitted by Section 5.4 and, on the Closing Date, there is no Lien affecting the Collateral, other than Liens in favor of Lender. No security agreement, financing statement, equivalent security or other Lien instrument or continuation statement covering all or any part of the Collateral (other than those in favor of Lender under the Loan Documents) is on file or of record in any public office.

SECTION 4

AFFIRMATIVE COVENANTS

Until satisfaction in full of the Obligations and the performance in full of the Obligations under this Agreement and the other Loan Documents, Borrower agrees as follows:

4.1 Financial Reports and Notices; Access. Borrower covenants and agrees that it (i) shall keep and maintain complete and accurate books and records, and (ii) shall, subject to Section 8.15 hereof, provide to Lender, upon request, such information and evidence of expenses and earnings as are kept by Borrower, and other documentation as Lender may reasonably request from time to time, and with such other information, in such detail as may be reasonably required by Lender. Furthermore, Lender shall have the right, at any time and from time to time after the occurrence and during the continuance of an Event of Default, to audit the books and records of Borrower. In the event that Lender audits any such books and records, Lender shall have the right, in its sole discretion, to choose the auditor. Borrower shall be obligated to pay for the reasonable and customary cost of any such audit. In addition, Borrower shall deliver to Lender the following, subject to Section 8.15 hereof:

(a) Compliance Certificates; Eligible PE Fund Information.

(i) After the end of each fiscal quarter, within thirty (30) days after the date on which Borrower receives any Net Distributions with respect to such fiscal quarter or, if Borrower has not received any Net Distributions with respect to such fiscal quarter by the date that is sixty (60) days after the end of such fiscal quarter, on such sixtieth (60th) day (or, if such day is not a Business Day, the next Business Day), a Compliance Certificate executed by Borrower which shall include (A) a Borrowing Base calculation as of the end of such quarter, (B) Borrower’s NAV statement provided by the Administrator, (C) a calculation of Parents’ Liquidity pursuant to Section 4.11(a), (D) a calculation of Borrower’s Net Worth pursuant to Section 4.11(b) and (E) any other additional financial information reasonably requested by Lender to determine the compliance of any PE Fund with the eligibility criteria for Eligible PE Funds under Schedule A attached hereto. In addition to providing an original executed copy of each such Compliance Certificate to Lender in accordance with Section 8.6 hereof, Borrower shall send an additional PDF copy of each such executed Compliance Certificate (with attachments that may be in the form of Excel spreadsheets) to Lender via e-mail transmission addressed to DB.Covenant@db.com.

(ii) If at any time Borrower becomes (or has reason to become) aware that any of the events set forth in clause (I) of Schedule A attached hereto has occurred with respect to any of the Eligible PE Funds, prompt written notice thereof and a Compliance Certificate.

(iii) If (A) an Event of Default shall have occurred and be continuing, or (B) Lender has reason to believe that any of the events set forth in clause (I) of Schedule A attached hereto has occurred with respect to any of the Eligible PE Funds, a Compliance Certificate promptly following the occurrence of such Event of Default or promptly following receipt by Borrower of notice from Lender of the circumstances described in subsection (B) above, as applicable.

(iv) A Compliance Certificate: (A) in connection with Borrower’s proposed payment of dividends or other distributions to its partners and (B) in connection with Borrower’s request to remove any Eligible PE Fund from Borrower’s NAV in accordance with Schedule A attached hereto.

(b) Audited Financial Statements. The audited financial statements of Acquisition SPV upon delivery thereof to the equity owners of Acquisition SPV.

(c) Net Distributions Report. Together with the Compliance Certificate required to be delivered by Borrower pursuant to clause (a)(i) above, a Net Distributions Report with respect to Net Distributions for the applicable fiscal quarter.

(d) Other Information. Borrower shall, subject to Section 8.15 hereof, deliver, with reasonable promptness, such other information, financial or otherwise, with respect to Borrower or any Collateral, as Lender may reasonably request from time to time, to the extent that Borrower possesses such information or has reasonable access thereto.

4.2 Payment of Taxes. Borrower shall pay and discharge all material Taxes, assessments, and governmental charges or levies imposed upon it, upon its income or profits, or upon any property belonging to it before delinquent; provided, however, that Borrower shall not be required to pay any such Tax, assessment, charge, or levy if and so long as the amount, applicability, or validity thereof shall currently be contested in good faith by appropriate proceedings and sufficient reserves therefor have been established in accordance with applicable accounting principles.

4.3 Maintenance of Rights. Borrower shall preserve and maintain its existence. Borrower shall further preserve and maintain all of its rights, privileges, and franchises necessary in the normal conduct of its business and in accordance with all valid regulations and orders of any Governmental Authority the failure to preserve or to maintain of which would have a Material Adverse Effect. Borrower shall not change its jurisdiction of organization during the term hereof if such change could reasonably be expected to cause a Material Adverse Effect (and, in respect thereof, Borrower shall not change its jurisdiction of organization without giving Lender at least thirty (30) days’ prior written notice of such change).

4.4 Certain Notices. Borrower shall provide to Lender as soon as possible, and in any event within five (5) Business Days after the receipt by Borrower of actual knowledge thereof, written notice of (a) the occurrence of an Event of Default continuing on the date of such statement, a statement of Borrower setting forth the details of such Event of Default, and the action which Borrower proposes to take with respect thereto; (b) any organizational or jurisdictional change in respect of Borrower; (c) any change to the Collateral that would be reasonably likely to (A) cause the Borrowing Base to be less than the outstanding principal amount of the Loans or (B) otherwise have a Material Adverse Effect; (d) any action or proceeding relating to Borrower, any Parent, Acquisition SPV, the PMF or the Master Collateral Account or any Collateral, by or before any court, governmental agency or arbitral tribunal as to which, if adversely determined, would result in a Material Adverse Effect; (e) to the extent the same would either have a Material Adverse Effect or otherwise cause an Event of Default hereunder, any default under any agreement, contract, or other instrument to which Borrower or any Parent is a party or by which any of its properties are bound, or any acceleration of the maturity of any Indebtedness owing by Borrower or any Parent; and (f) to the extent the same would either have a Material Adverse Effect or otherwise cause an Event of Default hereunder, any uninsured claim against or affecting Borrower or any of its properties.

4.5 Compliance with Loan Documents, etc. Borrower shall comply with its obligations under its Organizational Documents. Unless otherwise approved in accordance with the terms of this Agreement, Borrower shall promptly comply with any and all covenants and provisions of this Agreement and all of the other Loan Documents executed by it. Borrower shall use the proceeds of the Loans only for such purposes as are permitted herein.

4.6 Compliance with Law. Borrower shall comply in all material respects with all Legal Requirements applicable to it.

4.7 Authorizations and Approvals. Borrower shall promptly obtain, from time to time at its own expense, all such governmental licenses, authorizations, consents, permits and approvals as may be required to enable Borrower to comply in all material respects with the Obligations.

4.8 Maintenance of Liens. Borrower shall perform all such acts and execute all such documents as Lender may reasonably request in order to enable Lender to perfect and maintain Lender’s Lien on the Collateral granted pursuant to the Security Documents and otherwise to preserve and protect the rights of Lender.

4.9 Further Assurances. Borrower shall make, execute or endorse, and acknowledge and deliver or file or cause the same to be done, all such vouchers, invoices, notices, certifications, and additional agreements, undertakings, conveyances, transfers, assignments, financing statements, or other assurances, and take any and all such other action, as Lender may, from time to time, reasonably deem necessary in connection with this Agreement or any of the other Loan Documents, the Obligations of Borrower hereunder or thereunder, or for better assuring and confirming unto Lender all or any part of any security for any of such Obligations anticipated herein.

4.10 Reserved.

4.11 Liquidity and Net Worth.

(a) Parent Liquidity. From and after the Closing Date until satisfaction in full of the Obligations, Parents, in the aggregate but without duplication, shall at all times maintain Liquidity of not less than the sum of the outstanding principal amount of the Obligations. This Liquidity covenant shall be tested and certified to Lender on a quarterly basis in the Compliance Certificate as required pursuant to Section 4.1(a)(i) hereof which shall include a summary showing (i) the unfunded capital commitments of each Parent and (ii) the undrawn amounts on lines of credit in favor of each Parent.

(b) Net Worth. From and after the Closing Date until satisfaction in full of the Obligations, Borrower shall maintain a Net Worth of not less than 150% of the outstanding principal amount of the Obligations. This Net Worth covenant shall be tested and certified to Lender on a quarterly basis in the Compliance Certificate as required pursuant to Section 4.1(a)(i) hereof.

4.12 Master Collateral Account; Deposits; Irrevocable Instructions.

(a) Net Distributions; Deposit to Accounts. All Net Distributions shall be made directly to the Master Collateral Account. If any Net Distributions are not made directly to the Master Collateral Account, such amounts shall be held by Borrower IN TRUST for Lender and shall forthwith (but not more than three (3) Business Days after receipt thereof) be paid over to the Master Collateral Account in the form received (except for any necessary endorsements). In connection therewith, on the Closing Date, Borrower shall execute and deliver a letter to Acquisition SPV (the “Irrevocable Instruction Letter”) pursuant to which Borrower shall irrevocably instruct Acquisition SPV to deposit all Net Distributions directly to the Master Collateral Account (the “Irrevocable Instructions”).

(b) Withdrawals. So long as no Event of Default has occurred and is continuing, Borrower shall direct all proceeds in the Master Collateral Account to be distributed and applied in accordance with the mandatory payment and prepayment requirements of Section 2.9 hereof. Subject to the foregoing sentence, so long as no Event of Default has occurred and is continuing, Borrower shall be permitted to withdraw and direct any proceeds in the Master Collateral Account to be: (i) applied to the payment of the Obligations; (ii) retained as cash reserves in an amount reasonably acceptable to Lender and applied by Borrower from time to time to pay operational expenses; or (iii) used by Borrower (for any other lawful purpose not prohibited under Borrower’s Organizational Documents, including payment of taxes and making dividends and other distributions to Borrower’s equity investors on a pro rata basis (subject to Section 5.5 hereof), but only to the extent that, immediately after any giving effect to any such transfer of funds pursuant to this clause (iii), a Full Distribution Sweep Event shall not have occurred as evidenced by (1) delivery of a Compliance Certificate to Lender and (2) any additional information reasonably required by Lender with respect to determining compliance with the requirements for Eligible PE Funds, as set forth in Schedule A attached hereto. Notwithstanding anything to the contrary in this Section 4.12(b), but subject to Section 2.5 hereof, Borrower shall be permitted to withdraw and direct that all funds in the Master Collateral Account be distributed to Acquisition SPV to consummate the Acquisition Transactions.

SECTION 5

NEGATIVE COVENANTS

So long as Lender has any commitment to lend hereunder, and until payment and performance in full of the Obligations under this Agreement and the other Loan Documents, Borrower agrees that, without the prior express written consent of Lender (which consent shall be, except as otherwise specifically set forth to the contrary below) in its sole and absolute discretion:

5.1 Mergers; Dissolution. Borrower shall not, and shall not exercise its voting rights under Acquisition SPV’s Organizational Documents to permit Acquisition SPV to, merge or consolidate with or into any Person or liquidate, dissolve or terminate its existence.

5.2 Negative Pledge. Borrower shall not, and shall not exercise its voting rights under Acquisition SPV’s Organizational Documents to permit Acquisition SPV to, create or suffer to exist any Lien, or cause any other Person to create or suffer to exist any Lien (other than Liens in favor of Lender), upon or against any of the assets or properties of Borrower or Acquisition SPV, including, without limitation, the Collateral.

5.3 Organizational Documents; Fundamental Policies.

(a) The Organizational Documents of Borrower and Acquisition SPV shall not be altered, amended, modified, supplemented, terminated or otherwise changed in any manner to the extent any such amendment, modification, supplement, termination or change would reasonably be expected to have a Material Adverse Effect (each such amendment described in this subclause (a) being a “Material Amendment”). With respect to any proposed amendment, modification, supplement, termination or other change to any such Organizational Document, Borrower shall notify Lender of such proposal. Lender shall determine, in its reasonable, good faith discretion, whether such proposed amendment, modification or change to such Organizational Document is a Material Amendment, and shall use reasonable efforts to notify Borrower of its determination within five (5) Business Days after the date on which it is deemed to have received such notification pursuant to Section 8.6 hereof. If Lender determines that the proposed amendment is a Material Amendment, the approval of Lender shall be required as provided for herein. If Lender determines that the proposed amendment is not a Material Amendment, such amendment may be entered into without the consent of Lender.

(b) Borrower shall not consent to Acquisition SPV’s agreement to any alteration, amendment, modification, supplement, termination or change in any of the PMF’s Organizational Documents or the Fundamental Policies without Lender’s prior written consent, not to be unreasonably withheld.

5.4 Indebtedness. Borrower shall not, and shall not exercise its voting rights under Acquisition SPV’s Organizational Documents to permit Acquisition SPV to, incur any Indebtedness, other than Permitted Indebtedness.

5.5 Distributions. Until satisfaction in full of the Obligations, the aggregate amount of distributions to the partners of Borrower (including, without limitation, the Parents) shall not exceed 75% of the aggregate amount of such partners’ equity investments in Borrower. Borrower shall not make any distribution to its partners unless such distribution is made to each partner on a pro rata basis based on each partner’s percentage equity ownership interest in Borrower.

5.6 Maximum LTV. The LTV Percentage shall at no time exceed the Maximum Advance Rate; provided, however, that no Event of Default shall be deemed to have occurred solely as a result of the LTV Percentage exceeding the Maximum Advance Rate unless and until Borrower fails to prepay the Loans (within ten (10) Business Days after the earlier of (a) the date on which Borrower has received written notice from Lender that the LTV Percentage exceeds the Maximum Advance Rate and (b) the date on which Borrower has obtained knowledge that the LTV Percentage exceeds the Maximum Advance Rate) in an aggregate principal amount sufficient to cause the LTV Percentage to be equal to or less than the Maximum Advance Rate.

5.7 Management Fees. Borrower shall not pay any management fees or make any other payments to any Parent or any other HarbourVest Managed Funds following the occurrence and during the continuance of an Event of Default.

5.8 Disposition of Assets. Borrower shall not sell, transfer or otherwise dispose of (a) any of its limited partnership interests in Acquisition SPV without Lender’s prior written approval, in its sole discretion or (b) any of its Sharing Percentage in respect of any of the PE Funds; provided, however, Lender’s prior written consent shall not be required, in either case, if, simultaneously with the consummation of any such sale, transfer or other disposition, the Obligations are paid in full in cash and the Loan Documents are terminated.

5.9 Master Collateral Account; Irrevocable Instructions. Borrower shall not maintain cash balances in any account other than the Master Collateral Account, without (i) the prior written consent of Lender (which shall not unreasonably be withheld), and (ii) first granting

Lender a first priority Lien on such account(s) as security for the Obligations, as evidenced by such duly executed pledge documentation, control agreements, certificates and opinions of counsel as shall be acceptable to Lender. Borrower shall not amend, modify or otherwise alter the Irrevocable Instructions without the prior written consent of Lender.

SECTION 6

CONDITIONS PRECEDENT TO BORROWING

6.1 Conditions to Effectiveness. Subject to Section 6.4 hereof, the effectiveness of this Agreement and the other Loan Documents is subject to the conditions precedent that Lender shall have received the following (unless waived in writing (i) by Lender in its sole discretion, or (ii) as provided in Section 6.4(c) hereof):

(a) Agreement. This Agreement, duly executed and delivered by Borrower.

(b) Note. The Term Note and the Revolving Note, each drawn to Lender, and each duly executed and delivered by Borrower.

(c) Security Agreement. The Security Agreement (including all of its respective schedules and exhibits), duly executed and delivered by Borrower to Lender and all other appropriate parties thereto, together with (i) the establishment and opening of the Master Collateral Account as required therein and (ii) the Recognition Agreement, duly executed and delivered by Acquisition SPV and Borrower.

(d) Control Agreement. The Control Agreement, duly executed and delivered by Borrower and DBTCA to Lender.

(e) Performance Agreement. The Performance Agreement duly executed and delivered by Parents to Lender.

(f) Opinions of Counsel. The executed legal opinions, dated as of the date hereof, of (i) Debevoise & Plimpton LLP, special New York counsel to Borrower and Parents, (ii) Richards Layton & Finger PA, special Delaware counsel to Borrower and Parents (other than the Meranti Fund) and (iii) Walkers, special Cayman Islands counsel to the Meranti Fund, which, in each case, shall cover such other matters incident to the transactions contemplated by this Agreement as Lender may reasonably require.

(g) UCC Lien Searches. (i) Recent UCC, judgment and tax lien searches with respect to Borrower and Acquisition SPV and the results thereof shall be reasonably satisfactory to Lender and (ii) evidence that no Liens exist on the assets of Borrower or Acquisition SPV, or, if necessary, copies of proper financing statements, if any, filed on or before the date hereof necessary to terminate all Liens and other rights of any Person in any such assets previously granted.

(h) Organizational Documents; Authority. Such evidence as Lender may reasonably require to verify that Borrower and Parents (i) are each duly organized or formed and validly existing in their respective jurisdictions of organization or formation, including certified copies of Borrower’s and each Parent’s Organizational Documents, and (ii) each has the authority to execute, deliver and perform this Agreement and the applicable Loan Documents to which it is a party, and its obligations thereunder, to the extent applicable to it.

(i) Responsible Officer Certificate. A certificate from a Responsible Officer of Borrower and each of the Parents stating, to such Responsible Officer’s knowledge that: (i) all of the representations and warranties contained in Section 3 of this Agreement and the other Loan Documents made by Borrower or such Parent, as the case may be, are true and correct in all material respects as of such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date; and (ii) no Event of Default, or any event, the giving of notice of which or with the lapse of time or both, would become an Event of Default, has occurred and is continuing.

(j) Incumbency Certificates; Signatories’ Certificates. Incumbency certificates and/or other certificates of Responsible Officers of Borrower and each Parent as Lender may reasonably require to establish the identities of and verify the authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which Borrower or such Parent is a party.

(k) Establishment of Master Collateral Account. Evidence that Borrower has established with Lender the Master Collateral Account (into which all Net Distributions shall be deposited).

(l) Irrevocable Instruction Letter; Administrator Agreement. Fully executed copies of the Irrevocable Instruction Letter and the Administrator Agreement.

(m) Organizational Documents of Acquisition SPV. A copy of the Acquisition SPV Partnership Agreement and any other Organizational Documents of Acquisition SPV.

(n) Organizational Documents of PMF. A copy of the PMF Partnership Agreement and the other Organizational Documents of the PMF which shall provide that (i) all cash proceeds with respect to the underlying funds (including the PE Funds), less any management fees and expenses, capital calls, and required cash reserves and provisions retained by the PMF (which cash reserves and retained amounts shall not exceed 5% of the PMF’s NAV), shall be paid periodically to its investors (including Acquisition SPV) no less frequently than quarterly (subject to minimum available cash to distribute) and (ii) any material amendments or modifications thereto (including, without limitation, the Fundamental Policies and the Protected Provisions (as defined in the PMF Partnership Agreement)) shall require Acquisition SPV’s prior written approval (such approval to be exercised by directors of the PMF appointed by Acquisition SPV).

(o) Purchase Agreement. A fully executed copy of the Purchase Agreement and any material agreements, documents and instruments executed and/or delivered in connection therewith.

(p) Administrator Service Agreement. Fully executed copy of the Administrator Service Agreement.

(q) Representations and Warranties. The representations and warranties contained in Section 3 hereof or in any other Loan Document, or that are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the Closing Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date. By execution of this Agreement and the applicable Loan Documents by Borrower, and acceptance of the Loans by Borrower, Borrower hereby represents and warrants to, and covenants with Lender that the foregoing is true and correct in all respects.

(r) No Default. No Event of Default, or any event, the giving of notice of which or with the lapse of time or both, would become an Event of Default, shall exist, or would result from the borrowing hereunder. By execution of this Agreement and the applicable Loan Documents by Borrower, and acceptance of the Loans by Borrower, Borrower hereby represents and warrants to, and covenants with Lender that the foregoing is true and correct in all respects.

(s) Fees; Costs and Expenses. Payment of all fees and other amounts due and payable by Borrower on or prior to the date hereof (including the Facility Fee) and, to the extent invoiced, reimbursement or payment of all reasonable expenses required to be reimbursed or paid by Borrower hereunder, including, without limitation, the Attorney Costs invoiced of Lender’s special counsel, Loeb & Loeb LLP, New York, New York.

6.2 Conditions to Initial Borrowing. Subject to Section 6.4 hereof, the obligation of Lender to advance the initial Loans to be made hereunder is also subject to the following conditions precedent:

(a) Deliverables. Lender shall have received, on or before the date on which the first Notice of Advance is given hereunder, the following (unless waived in writing (i) by Lender in its sole discretion, or (ii) as provided in Section 6.4(c) hereof):

(i) Compliance Certificate. A Compliance Certificate executed by Borrower, and any additional information reasonably required by Lender with respect to determining compliance of the PE Funds with the eligibility requirements for Eligible PE Funds, as set forth in Schedule A attached hereto, which Compliance Certificate may be prepared in reliance upon the Closing NAV Statement.

(ii) Acquisition Transactions Certificate. The Acquisition Transactions Certificate, executed by Borrower and delivered to Lender in escrow subject to release in Borrower’s sole discretion on the Acquisition Date.

(iii) Account Statements. Account statements reasonably satisfactory to Lender evidencing to Lender compliance with the requirements of Section 4.11(a) hereof.

(b) Capital Contributions. Lender shall have received evidence that all capital contributions required to be contributed to the capital of Borrower up to the Closing Date pursuant to its Organizational Documents shall have been contributed.

(c) Due Diligence. Lender shall have completed its due diligence, the results of which shall be satisfactory to Lender in its sole discretion, which shall include, without limitation, (i) satisfactory review of all PE Funds (which shall be limited to material that is available and can be delivered without violating an applicable confidentiality restriction) performed by an independent third party firm that is acceptable to Borrower and Lender, (ii) review of the Fundamental Policies and (iii) review of the Administrator Service Agreement.

6.3 Conditions to All Loans. Subject to Section 6.4 hereof, the obligation of Lender to advance each Loan is subject to the further conditions precedent (unless waived in writing (i) by Lender in its sole discretion, or (ii) as provided in Section 6.4(c) hereof) that:

(a) Representations and Warranties. All of the representations and warranties of Borrower and the Parents herein or in any other Loan Document are and shall be true and correct in all material respects on and as of the date of advance of such Loan, except to the extent that such representations specifically refer to an earlier date in which case they shall be true and correct in all material respects as of such earlier date.

(b) No Default. No Event of Default, or any event, the giving of notice of which or with the lapse of time or both, would become an Event of Default, exists at such date.

(c) Notice of Advance. A Notice of Advance shall have been executed and delivered by Borrower to Lender, appropriately completed, which shall be irrevocable once delivered and satisfactory in all respects to Lender, acting reasonably. Each Notice of Advance submitted by Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 6.2(a) and (b) hereof have been satisfied on and as of the date of the applicable Loan.

(d) Compliance Certificate. A Compliance Certificate executed by Borrower, and any additional information reasonably required by Lender with respect to determining compliance of the PE Funds with the eligibility requirements for Eligible PE Funds, as set forth in Schedule A attached hereto, which, in the case of the Compliance Certificate delivered in connection with the initial Loan to be made hereunder, may be prepared in reliance upon the Closing NAV Statement.

6.4 Advance Closing and Borrowing Provisions.

(a) Acquisition Transaction. Borrower and Lender acknowledge and agree that this Agreement and the other Loan Documents are being entered into by the parties hereto and thereto in connection with, and in anticipation of, the consummation of the Acquisition Transactions (defined below), which is expected to occur on or before May 15, 2014 (such date, the “Acquisition Date”). The “Acquisition Transactions” consist of (i) the capitalization of Borrower with capital contributions to it by its partners, including the Parents, in respect of their respective limited partnership interests in Borrower, (ii) the capitalization of Acquisition SPV with capital contributions to it by its partners, including a capital contribution by Borrower to Acquisition SPV in respect of Borrower’s limited partnership interest in Acquisition SPV, and (iii) Acquisition SPV’s acquisition of limited partnership interests in the PMF pursuant to the Purchase Agreement.

(b) Certain Non-Compliance. Borrower and Lender hereby agree that, subject to the provisions of this Section 6.4, (i) the Closing Date will occur at least two (2) Business Days prior to the Acquisition Date, and (ii) the effectiveness of this Agreement and the other Loan Documents and the funding of the initial Borrowings hereunder will each occur on the Closing Date, notwithstanding that (A) certain conditions precedent to borrowing (as set forth in Sections 6.1, 6.2 and 6.3 of this Agreement), including without limitation Lender’s receipt of certain deliverables, may not have occurred on or before the Closing Date, (B) certain representations and warranties (as set forth in Section 3 of this Agreement) may not be true and correct in all material respects on and as of the Closing Date, (C) certain affirmative covenants and negative covenants (as set forth in Sections 4 and 5 of this Agreement, respectively) may not be complied with during the period from the Closing Date through the Acquisition Date, and/or (D) technical Events of Default (as set forth in Section 7 of this Agreement) may arise or exist during the period from the Closing Date through the Acquisition Date.

(c) Certain Waivers by Lender. In furtherance of the foregoing, Lender hereby waives (i) each condition precedent to borrowing (as set forth in Sections 6.1, 6.2 and 6.3 of this Agreement), including without limitation requirements that Lender receive certain deliverables, that does not occur on or before the Closing Date, to the extent that such conditions precedent to borrowing hereunder are reasonably expected to occur by no later than the Acquisition Date, after giving effect to the consummation of the Acquisition Transactions, (ii) each representation and warranty (as set forth in Section 3 of this Agreement) that is not true and correct in all material respects on and as of the Closing Date, to the extent that such representations and warranties are reasonably expected to be true and correct on and as of the Acquisition Date, after giving effect to the consummation of the Acquisition Transactions, (iii) each affirmative covenant and negative covenant (as set forth in Sections 4 and 5 of this Agreement, respectively) that is not complied with during the period from the Closing Date through the Acquisition Date, to the extent that such affirmative covenants and negative covenants are reasonably expected to be complied with by no later than the Acquisition Date, after giving effect to the consummation of the Acquisition Transactions, and (iv) each Event of Default (as set forth in Section 7 of this Agreement) that may arise or exist during the period from the Closing Date through the Acquisition Date, to the extent that such Event of Default either (A) is reasonably expected to no longer exist on the Acquisition Date, after giving effect to the consummation of the Acquisition Transactions, or (B) for any Event of Default that by its nature cannot be remedied, would not reasonably be expected to occur or exist if the Closing Date and the Acquisition Date had occurred at the same time.

(d) Certain Acts to Constitute an Event of Default. Notwithstanding the foregoing, Borrower hereby agrees that, unless otherwise waived by Lender in writing, the failure of (i) any condition precedent to borrowing (as set forth in Sections 6.1, 6.2 and 6.3 of this Agreement) to have occurred by no later than the Acquisition Date, after giving effect to the consummation of the Acquisition Transactions, (ii) any representation and warranty (as set forth in Section 3 of this Agreement) to be true and correct in all material respects on and as of the Acquisition Date, after giving effect to the consummation of the Acquisition Transactions, (iii) any affirmative covenant or negative covenant (as set forth in Sections 4 and 5 of this Agreement, respectively) to be complied with by no later than the Acquisition Date, after giving effect to the consummation of the Acquisition Transactions or (iv) the consummation of the Acquisition Transactions on or before May 22, 2014; shall, in each case, constitute an Event of

Default subject to no cure period. In addition, if the Acquisition Transactions are not consummated on or before May 22, 2014, Borrower hereby agrees and acknowledges that Lender may immediately withdraw all amounts held in the Master Collateral Account (including, without limitation, the proceeds of the initial Borrowings made hereunder) and apply such amounts to the Obligations.

SECTION 7

EVENTS OF DEFAULT

7.1 Events of Default. An Event of Default shall exist if any one or more of the following events (herein collectively called “Events of Default”) shall occur and be continuing:

(a) Failure to Pay. Borrower shall fail to pay when due: (i) any principal of the Obligations; or (ii) any interest on the Obligations or any fee, expense, or other payment required hereunder;

(b) Failure to Perform Certain Acts. Borrower shall fail to perform or observe any of the terms, covenants, conditions or provisions of (i) Section 4.1(b), 4.11 or 4.12 hereof, and such failure shall not be rectified or cured to Lender’s satisfaction within three (3) Business Days after notice thereof by Lender to Borrower, or (ii) Sections 4.1(a), 4.1(c), 4.4, 4.10, 5 or 6.4(d) hereof;

(c) Failure to Perform Generally. Borrower or any Parent shall fail to perform or observe any covenant, agreement or provision to be performed or observed under this Agreement or any other Loan Document applicable to it (other than a failure that constitutes an Event of Default under another subsection of this Section 7.1), and such failure shall not be rectified or cured to Lender’s satisfaction within thirty (30) days after notice thereof by Lender to Borrower; provided, however, that if Borrower or any such Parent has commenced its actions to cure such failure to Lender’s satisfaction and is diligently prosecuting the cure to completion, Lender shall not declare an Event of Default hereunder unless it determines, in its reasonable discretion, that the failure to cure within such thirty (30) day period shall cause a Material Adverse Effect;

(d) Misrepresentation. Any representation or warranty of Borrower or any Parent herein or in any other Loan Document or any amendment to any thereof shall prove to have been false or misleading in any respect which causes, or may reasonably be expected to cause, a Material Adverse Effect at the time made or intended to be effective;

(e) Cross-Defaults—Borrower. Borrower shall (i) fail to make any payment of Indebtedness after the applicable grace period with respect thereto, if any, owed by Borrower to Lender or any Affiliate of Lender (excluding any such payment which is specifically governed by subparagraph (a) of this Section 7.1); (ii) fail to make any payment of Indebtedness in an amount equal to or in excess of Ten Million Dollars ($10,000,000), after the applicable grace period with respect thereto, if any, owed by Borrower to any Person (other than Lender or any Affiliate of Lender); or (iii) fail to observe or perform any other agreement, term or condition relating to any Indebtedness in any amount if with Lender or any Affiliate of Lender, or equal to or in excess of Ten Million Dollars ($10,000,000) if with any Person other than Lender or any

Affiliate of Lender, if the effect of such default is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice or lapse of time if required, such Indebtedness to become due prior to its stated maturity to become payable (an “Acceleration”), and such time shall have lapsed and, if any notice (a “Default Notice”) shall be required to commence a grace period or declare the occurrence of an event of default before notice of Acceleration may be delivered, such Default Notice shall have been given, and in either case, which is not cured within the earlier to occur of (A) the period required in the governing document, or (B) thirty (30) days from the date of such default;

(f) Cross-Defaults—Parents. Any Parent shall (i) fail to make any payment of Indebtedness after the applicable grace period with respect thereto, if any, owed by such Parent to Lender or any Affiliate of Lender; or (ii) fail to make any payment of Indebtedness, in an amount equal to or in excess of Ten Million Dollars ($10,000,000) after the applicable grace period with respect thereto, if any, owed by such Parent to any Person (other than Lender or any Affiliate of Lender), if the effect of such default is to cause an Acceleration;

(g) Bankruptcy, etc. Borrower or any Parent shall: (A)(i) apply for or consent to the appointment of a receiver, trustee, custodian, intervenor, or liquidator of itself or of all or a substantial part of its assets; (ii) file a voluntary petition in bankruptcy or admit in writing that it is unable to pay its Indebtedness as it becomes due; (iii) make a general assignment for the benefit of creditors; (iv) file a petition or answer seeking reorganization, winding-up or an arrangement with creditors or to take advantage of any Debtor Relief Laws; (v) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against it in any bankruptcy, reorganization, winding-up or insolvency proceeding; or (vi) take trustee, or any other action for the purpose of effecting any of the foregoing; and/or (B) an order, order for relief, judgment or decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition seeking reorganization of Borrower or any Parent or appointing a receiver, custodian, trustee, intervenor, or liquidator of Borrower or any Parent, or of all or substantially all of its assets, and such order, judgment or decree shall continue unstayed and in effect for a period of sixty (60) days;

(h) Judgments. A final judgment or order for the payment of money in an amount equal to or in excess of Ten Million Dollars ($10,000,000), either individually or in the aggregate, and which shall not be fully covered by insurance shall be rendered against Borrower or any Parent and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect for any period of sixty (60) consecutive days;

(i) Default Under Loan Documents. Any “event of default” under any other Loan Document (other than this Agreement) shall have occurred and be continuing;

(j) Repudiation in General, etc. This Agreement or any other Loan Document shall, at any time after their respective execution and delivery and for any reason whatsoever, cease to be in full force and effect or shall be declared to be null and void (other than by any action on behalf of Lender), or the validity or enforceability thereof shall be contested by Borrower, any Parent, any of their respective Affiliates or the Administrator; or Borrower, any Parent or the Administrator shall improperly deny that it has any further liability or obligation under this Agreement or any of the Loan Documents to which it is a party;

(k) Material Adverse Change. There shall occur any change in the condition (financial or otherwise) of Borrower or any Parent which, in the reasonable judgment of Lender, has a Material Adverse Effect;

(l) Assignments. Borrower or any Parent attempts to assign its rights and obligations under this Agreement or any of the other Loan Documents applicable to it or any interest herein or therein;

(m) Acquisition SPV. Any breach by Acquisition SPV of its obligations under the Acquisition SPV Partnership Agreement (including, without limitation, any failure to make distributions to Borrower) if such breach would reasonably be expected to have a Material Adverse Effect and such failure shall not be rectified or cured to Lender’s satisfaction within thirty (30) days after notice thereof by Lender to Borrower; provided, however, that if Acquisition SPV has commenced its actions to cure such breach to Lender’s reasonable satisfaction and is diligently prosecuting the cure to completion, Lender shall not declare an Event of Default hereunder unless it determines, in its reasonable discretion, that the failure to cure within such thirty (30) day period shall cause a Material Adverse Effect;

(n) Sharing Percentage. Borrower shall not own all of the Sharing Percentage in respect of each of the PE Funds;

(o) Fundamental Policies. (i) Any breach by PMF of any of the Fundamental Policies if such breach would reasonably be expected to have a Material Adverse Effect and such failure shall not be rectified or cured to Lender’s satisfaction within thirty (30) days after notice thereof by Lender to Borrower; provided, however, that if PMF has commenced its actions to cure such breach to Lender’s satisfaction and is diligently prosecuting the cure to completion, Lender shall not declare an Event of Default hereunder unless it determines, in its reasonable discretion, that the failure to cure within such thirty (30) day period shall cause a Material Adverse Effect or (ii) within 90 days after the Closing Date, the board of directors (or similar governing body) of the PMF does not have a sufficient number of directors appointed by Borrower that have the voting power, collectively, to prevent any amendment or modification to the Fundamental Policies;

(p) Administrator. Any breach by the Administrator under the Administrator Agreement if such breach would reasonably be expected to have a Material Adverse Effect and such failure shall not be rectified or cured to Lender’s satisfaction within thirty (30) days after notice thereof by Lender to Borrower; provided, however, that if the Administrator has commenced its actions to cure such breach to Lender’s satisfaction and is diligently prosecuting the cure to completion, Lender shall not declare an Event of Default hereunder unless it determines, in its reasonable discretion, that the failure to cure within such thirty (30) day period shall cause a Material Adverse Effect;

(q) Acquisition SPV – Indebtedness and Liens. The incurrence of any Indebtedness by Acquisition SPV, other than Permitted Indebtedness, or the existence of any Lien on any of the assets or properties of Acquisition SPV;

(r) PMF—Indebtedness. The incurrence of any Indebtedness by the PMF other than Indebtedness incurred under the Permitted Credit Facility in an aggregate principal amount outstanding not to exceed five (5%) percent of the PMF’s NAV;

(s) Prohibited Transaction. Borrower shall take any action or omit to take any action that is reasonably likely to cause the Loans to involve a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code;

(t) Change in Control. A Change in Control occurs; or

(u) Seizure. The seizure or foreclosure of any of the properties or assets of Borrower, Acquisition SPV or the PMF pursuant to process of law or by respect of legal self-help, and which shall have a Material Adverse Effect, unless said seizure or foreclosure is stayed or bonded in full within sixty (60) days after the occurrence of same.

7.2 Remedies Upon an Event of Default.

(a) General. If an Event of Default shall have occurred and be continuing, then Lender may: (i) declare the principal of, and all interest then accrued on, the Obligations to be forthwith due and payable, whereupon the same shall forthwith become due and payable without presentment, demand, protest, notice of default, notice of acceleration, or of intention to accelerate or other notice of any kind, all of which Borrower hereby expressly waives, anything contained herein or in any other Loan Document to the contrary notwithstanding; (ii) exercise any right, privilege, or power set forth herein and in any Security Document; or (iii) without notice of default or demand, pursue and enforce any of Lender’s rights and remedies under the Loan Documents, or otherwise provided under or pursuant to any Legal Requirement or agreement; provided, however, that if any Event of Default specified in Section 7.1(g) or Section 7.1(t) hereof shall occur, the principal of, and all interest on, the Obligations shall thereupon become due and payable concurrently therewith, without any further action by Lender, and without presentment, demand, protest, notice of default, notice of acceleration, or of intention to accelerate or other notice of any kind, all of which Borrower hereby expressly waives.

(b) Lender; Cumulative Rights. Upon the occurrence and continuation of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under any of the other Loan Documents executed and delivered by, or applicable to, Borrower, or at law or in equity, may be exercised by Lender at any time and from time to time, whether or not all or any of the Loans shall be declared due and payable. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein, or by statutes or in the other Loan Documents. It is the intention of the parties hereto that no right or remedy hereunder is exclusive of any other right or remedy or remedies, and that each and every such right or remedy shall be in addition to any other right or remedy given hereunder under the Loan Documents or now or hereafter existing at law or in equity or by statute. Without limiting the generality of the foregoing, Borrower agrees that if an Event of Default is continuing, all rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies and satisfaction in full of the Obligations.

(c) Acceleration. Upon the occurrence and continuation of an Event of Default, Lender may accelerate maturity of the Loans and any other Obligations, and demand payment of the principal sum due hereunder, with interest, advances, reasonable out-of-pocket costs and reasonable attorneys’ fees and expenses (including those for appellate proceedings), and enforce collection of such payment by appropriate action.

(d) Crediting of Monies Recovered. Any amounts recovered from Borrower or any other Person after an Event of Default shall be applied by Lender toward the payment of any interest and/or principal of the Obligations and/or any other amounts due under the Loan Documents in such order, priority and proportions as Lender in its sole discretion shall determine.

7.3 No Additional Waiver Implied by One Waiver. In the event any agreement, warranty, representation or covenant contained in this Agreement or any Loan Document applicable to it shall be breached by Borrower and thereafter waived by Lender, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder. The failure or delay of Lender to require performance by Borrower of any provision of this Agreement or any other Loan Document shall not affect its right to require performance of such provision unless and until such performance has been waived in writing by Lender in accordance with the terms hereof.

SECTION 8

MISCELLANEOUS

8.1 Amendments. Neither this Agreement nor any other Loan Document, nor any of the terms hereof or thereof, may be amended, waived, discharged or terminated, unless such amendment, waiver, discharge, or termination is in writing and signed by Lender, on the one hand, and Borrower on the other hand.

8.2 Set-off. In addition to any rights and remedies of Lender provided by law or equity, upon the occurrence and during the continuance of any Event of Default, Lender and any assignee of Lender under this Agreement is authorized at any time and from time to time, without prior notice to Borrower or any other obligor, any such notice being waived by Borrower (on its own behalf and on behalf of each obligor) to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, Lender, any Affiliate of Lender or any such assignee of Lender, to or for the credit or the account of Borrower against any and all of the Obligations owing to Lender or such assignee, now or hereafter existing, irrespective of whether or not Lender or such assignee shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured. Lender and any such assignee agrees promptly to notify Borrower after any such set-off and application made by Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

8.3 Waiver. No failure to exercise, and no delay in exercising, on the part of Lender, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other further exercise thereof or the exercise of any other right. The rights of Lender hereunder and under the Loan Documents shall be in addition to all other rights provided by law. No modification or waiver of any provision of this Agreement, the Note or any of the other Loan Documents, nor consent to departure therefrom, shall be effective unless in writing and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand. Subject to the terms of this Agreement, including, without limitation, the Security Documents, Lender (pursuant to the terms hereof) and Borrower may from time to time enter into agreements amending or changing any provision of this Agreement or the rights of Lender or Borrower hereunder, or may grant waivers or consents to a departure from the due performance of the obligations of Borrower hereunder.

8.4 Payment of Expenses. Borrower agrees: (i) to pay or reimburse Lender for all reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation, negotiation and execution of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, all Attorney Costs; and (ii) to pay or reimburse Lender for all costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any “workout” or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including, without limitation, all Attorney Costs. The foregoing costs and expenses shall include all search, filing, recording, and fees and taxes related thereto, and other out-of-pocket expenses incurred by Lender and the cost of independent public accountants and other outside experts retained by Lender, in each case at such times as are reasonable. Provided that an invoice has been issued therefor, all amounts due under this Section 8.4 shall be payable immediately upon demand therefor. The agreements in this Section 8.4 shall survive the repayment of all Obligations.

8.5 Indemnification by Borrower. Borrower agrees to indemnify, save and hold harmless Lender and its respective Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the “Indemnitees”) from and against: (i) any and all claims, demands, actions or causes of action that are asserted against any Indemnitee by any Person relating directly or indirectly to a claim, demand, action or cause of action that such Person asserts or may assert against Borrower or any Affiliate of Borrower (but not including any Affiliate of Borrower which is a direct or indirect parent of Borrower); (ii) any and all claims, demands, actions or causes of action that may at any time (including at any time following repayment of the Obligations) be asserted or imposed against any Indemnitee, arising out of or relating to, the Loan Documents, the Loans, the use or contemplated use of the proceeds of any

Loan proceeds, or the relationship of Borrower and Lender under this Agreement or any other Loan Document; (iii) any administrative or investigative proceeding by any Governmental Authority arising out of or related to a claim, demand, action or cause of action described in clauses (i) or (ii) above; and (iv) any and all liabilities (including liabilities under indemnities), losses, costs or expenses (including, without limitation, reasonable Attorney Costs) that any Indemnitee suffers or incurs as a result of the assertion of any foregoing claim, demand, action, cause of action or proceeding, or as a result of the preparation of any defense in connection with any foregoing claim, demand, action, cause of action or proceeding, in all cases, whether or not an Indemnitee is a party to such claim, demand, action, cause of action or proceeding; provided that no Indemnitee shall be entitled to indemnification for any claim caused by its own gross negligence or willful misconduct or for any loss asserted against it by another Indemnitee. No Indemnitee shall have any liability for any indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date). All amounts due under this Section 8.5 shall be payable within five (5) Business Days after demand therefor provided that reasonable documentary evidence of the same has been provided to Borrower. The agreements in this Section shall survive the termination of this Agreement and repayment of all the other Obligations. For the avoidance of doubt, the provisions of this Section 8.5 shall not apply to any liabilities, losses, costs or expenses resulting from Taxes (other than any Taxes that represent losses, claims, damages, etc., arising from any non-Tax claim), as to which Section 2.15 shall govern.

8.6 Notices. Any notice, demand, request or other communication which any party hereto may be required or may desire to give hereunder shall be in writing (except where telephonic instructions or notices are expressly authorized herein to be given) and shall be deemed to be effective: (a) if by hand delivery, telecopy or other facsimile transmission, on the day and at the time on which delivered to such party at the address or fax numbers specified below, and if such day is not a Business Day, delivery shall be deemed to have been made on the next succeeding Business Day; (b) if by mail, on the day which it is received after being deposited, postage prepaid, in the United States registered or certified mail, return receipt requested, addressed to such party at the address specified below; or (c) if by Federal Express or other reputable express mail service, on the next Business Day following the delivery to such express mail service, addressed to such party at the address set forth below; or (d) if by telephone, on the day and at the time reciprocal communication (i.e., direct communication between two or more persons, which shall not include voice mail messages) with one of the individuals named below occurs during a call to the telephone number or numbers indicated for such party below:

If to Borrower:

HV Hornets PE L.P.

c/o HarbourVest Partners, LLC

One Financial Center, 44th Floor

Boston, Massachusetts 02111

Attention:      John Toomey, Jack Wagner and Martha Vorlicek

Telephone:    (617) 348-3707

Fax:               (617) 350-0305

and with a copy (which copy shall not constitute notice to Borrower) to:

Debevoise & Plimpton LLP

919 Third Avenue

New York, NY 10022

Attention:      David J. Schwartz, Esq.

Telephone:    (212) 909 6631

Fax:               (212) 909 6836

If to Lender:

Deutsche Bank Trust Company Americas

345 Park Avenue – 14th Floor

New York, New York 10154

Attention:      Kirk Stafford, Vice President

Telephone:    (212) 454-6961

Fax:               (646) 961-3363

with a copy (which copy shall not constitute notice to Lender) to:

Deutsche Bank Trust Company Americas

60 Wall Street – 41st Floor

New York, New York 10005

Attention:      Senior Counsel

Telephone:    (212) 250-7022

Fax:               (646) 461-2383

and with a further copy (which copy shall not constitute notice to Lender) to:

Loeb & Loeb LLP

345 Park Avenue

New York, New York 10154

Attention:      Peter G. Seiden, Esq.

Telephone:    (212) 407-4070

Fax:               (212) 208-6829

Any party may change its address for purposes of this Agreement by giving notice of such change to the other parties pursuant to this Section 8.6. When determining the number of prior days’ notice required for any Request for Borrowing, or other notice to be provided by Borrower, the day the notice is delivered to Lender (or such other applicable Person) shall not be counted, but the day of the related Borrowing or other relevant action shall be counted. All communications shall be in the English language.

8.7 GOVERNING LAW; SERVICE.

(a) GOVERNING LAW. THIS AGREEMENT AND THE NOTE ARE GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW

PRINCIPLES THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW). TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND THE NOTE.

(b) SERVICE. ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN NEW YORK COUNTY, NEW YORK AND BORROWER WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER AGREES THAT SERVICE OF PROCESS MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER (UNLESS LOCAL LAW REQUIRES ANOTHER METHOD OF SERVICE), IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. NOTWITHSTANDING THE FOREGOING, LENDER SHALL HAVE THE RIGHT TO INSTITUTE ANY LEGAL SUIT, ACTION OR PROCEEDING FOR THE ENFORCEMENT OR FORECLOSURE OF ANY LIEN ON ANY COLLATERAL FOR THE LOANS IN ANY FEDERAL OR STATE COURT IN ANY JURISDICTION(S) THAT LENDER MAY ELECT IN ITS SOLE AND ABSOLUTE DISCRETION, AND BORROWER WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING.

8.8 JURY TRIAL WAIVER; NO MARSHALING OF ASSETS; SUBMISSION TO JURISDICTION.

(a) WAIVER OF TRIAL BY JURY. BORROWER AND LENDER HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING HEREUNDER OR UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND BORROWER AND LENDER HEREBY AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH OF THE SIGNATORIES HERETO TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

Despite any other provision of the Security Documents or any other Loan Documents, if Borrower defaults in paying or in performing any Obligation, Lender shall have the right, in Lender’s sole and absolute discretion, to establish the order in which the Collateral will be subjected to the remedies provided in the Security Documents and to establish the order in which all or any part of the Obligations secured by the Security Documents is satisfied from the proceeds realized on the exercise of the remedies provided in the Security Documents.

(b) No Marshaling of Assets. Borrower hereby waives any defense or claim based on marshaling of assets or election of remedies or guaranties.

(c) Submission to Jurisdiction and Waivers. Borrower hereby submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof. Borrower consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same.

8.9 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement, unless such continued effectiveness of this Agreement, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein. If any provision of this Agreement shall conflict with or be inconsistent with any provision of any of the other Loan Documents, then the terms, conditions and provisions of this Agreement shall prevail.

8.10 Entirety. The Loan Documents embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof and thereof.

8.11 Successors and Assigns.

(a) In General; Borrower Assignment, etc. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns permitted hereby, except that Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of Lender, and Lender may not assign or otherwise transfer any of its rights or obligations hereunder except in accordance with the provisions of clause (b) of this Section 8.11. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignment; Participations. Unless an Event of Default has occurred and is continuing, the written consent of Borrower, which consent shall not be unreasonably withheld or delayed, is required for an assignment or transfer by Lender of all or a portion of its rights and obligations under this Agreement. In the event of an assignment of all of its rights hereunder, Lender may transfer its Note to the assignee. In the event of an assignment of less than all of its rights hereunder, then in substitution for such assigned Note, Borrower shall deliver to Lender a new promissory note to the order of the assignee in an amount equal to the principal amount assigned to the assignee, and a new promissory note to the order of Lender in an amount equal to the principal amount retained by Lender (collectively, the “New Notes”). Such New Notes shall be in an aggregate principal amount equal to the principal amount of such assigned Note, shall be dated the effective date of the assignment and otherwise shall be substantially identical to such assigned Note. Upon receipt of the New Notes from Lender, Borrower shall execute such New Notes and, at the reasonable expense of Lender, promptly deliver such New Notes to Lender. Upon receipt of the executed New Notes from Borrower, Lender shall return the assigned Note to Borrower. Lender and the assignee shall make all appropriate adjustments in payments under this Agreement and the assigned Note for periods prior to such effective date directly between themselves. In the event of an assignment of all or any portion of its rights hereunder, Lender may transfer and deliver all or any of the property then held by it as security for Borrower’s Obligations hereunder to the assignee and the assignee shall thereupon become vested with all the powers and rights herein given to Lender with respect thereto. After any such assignment or transfer, Lender shall be forever relieved and fully discharged from any liability or responsibility in the matter with respect to the property transferred, and Lender shall retain all rights and powers hereby given with respect to property not so transferred. Unless an Event of Default has occurred and is continuing, the written consent of Borrower, which consent shall not be unreasonably withheld or delayed, is required for any participation agreement or any other agreement with any person that purports to give such person, whether upon the occurrence of any contingency or otherwise, any (1) legal or beneficial rights under this Agreement as against Borrower, (2) right to direct the exercise by Lender of any rights it may have under this Agreement as against Borrower, or (3) right to require physical delivery of any interest paid by Borrower under this Agreement under any circumstances, unless such person has agreed that it will not make further transfers of or sales of participations in any of such interests. Lender may, in connection with any assignment or participation or proposed assignment or proposed participation, disclose to the assignee or participant or proposed assignee or proposed participant any Information relating to Borrower furnished to Lender by or on behalf of Borrower, provided, that, prior to any such disclosure, the assignee or participant or proposed assignee or proposed participant shall agree to preserve the confidentiality of any Information related to Borrower received by it from Lender as provided in Section 8.15, provided, further, that so long as any such Person agrees to so preserve the confidentiality of any such Information, Lender shall not be responsible for any failure by any such Person to preserve the confidentiality of such Information. Notwithstanding anything to the contrary in this Agreement, Borrower shall not be obligated to make any greater payment under Sections 2.9(f) or 2.15 hereof than it would have been obligated to make in the absence of any such assignment, transfer or participation, except to the extent such obligation to make a greater payment results from the introduction of, or any change to or in the interpretation of, any Legal Requirement that occurs after such assignment, transfer or participation.

(c) Right to Pledge. Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement and the other Loan Documents to secure obligations of Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release Lender from any of its obligations under this Agreement or any other Loan Document or substitute any such pledgee or assignee for Lender as a party to this Agreement or any other Loan Document.

(d) Register. Borrower shall maintain at one of its offices in the United States a register for the recordation of the names and addresses of Lenders (and participants), the amount of each Lender’s commitment to make Revolving Loans hereunder and the principal amounts (and stated interest) of the Loans owing to each Lender (and participant) pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and Borrower and Lender shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender (or the owner of the applicable participations) hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrower and Lender, at any reasonable time and from time to time upon reasonable prior notice.

8.12 Maximum Interest, No Usury. Regardless of any provision contained in any of the Loan Documents, Lender shall never be entitled to receive, collect or apply as interest on the Obligations any amount in excess of the Maximum Rate, and, in the event that Lender ever receives, collects or applies as interest any such excess, the amount which would be excessive interest shall be deemed to be a partial prepayment of principal and treated hereunder as such; and, if the principal amount of the Obligations is paid in full, any remaining excess shall forthwith be paid to Borrower. In determining whether or not the interest paid or payable under any specific contingency exceeds the Maximum Rate, Borrower and Lender shall, to the maximum extent permitted under applicable law: (a) characterize any non-principal payment as an expense, fee or premium rather than as interest; (b) exclude voluntary prepayments and the effects thereof; and (c) amortize, prorate, allocate and spread, in equal parts, the total amount of interest throughout the entire contemplated term of the Obligations so that the interest rate does not exceed the Maximum Rate; provided that, if the Obligations are paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Rate, Lender shall refund to Borrower the amount of such excess or credit the amount of such excess against the principal amount of the Obligations and, in such event, Lender shall not be subject to any penalties provided by any laws for contracting for, charging, taking, reserving or receiving interest in excess of the Maximum Rate.

8.13 Headings. Section headings are for convenience of reference only and shall in no way affect the interpretation of this Agreement.

8.14 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by Lender, regardless of any investigation made by Lender or on its behalf and notwithstanding that Lender may have had notice or knowledge of any Event of Default at the time of any Borrowing, and shall continue in full force and effect as long as the Loans or any other Obligation hereunder shall remain unpaid or unsatisfied.

8.15 Confidentiality. Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed: (a) to Lender’s and Lender’s Affiliates’ respective partners, directors, officers, employees, representatives, advisors and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential and Lender shall be responsible for any failure by any such Person to maintain the confidentiality of the Information); (b) to the extent requested by any regulatory authority; (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to: (i) any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement; or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty’s or prospective counterparty’s professional advisor) to any Swap Contract relating to obligations of Borrower; (g) with the consent of Borrower; (h) to the extent such Information: (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to Lender on a non-confidential basis from a source other than Borrower; or (i) to the National Association of Insurance Commissioners or any other similar organization or any nationally recognized rating agency that requires access to information about Lender’s or its Affiliates’ investment portfolio in connection with ratings issued with respect to Lender or its Affiliates. For the purposes of this Section, “Information” means all information received from Borrower relating to Borrower other than any such information that is available to Lender on a non-confidential basis prior to disclosure by such Person.

8.16 Patriot Act Notice. Lender hereby notifies Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow Lender to identify Borrower in accordance with the Patriot Act.

8.17 Multiple Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and either of the parties hereto may execute this Agreement by signing any such counterpart. Delivery of an executed counterpart to this Agreement by facsimile or electronic mail shall be effective as delivery of a manually executed counterpart of this Agreement.

8.18 Loan Document Completion. Upon Lender’s request from time to time, Borrower shall promptly complete or cause to be completed any and all blanks in the Loan Documents in a manner consistent with the terms hereof, and shall promptly correct any and all clerical errors contained in the Loan Documents (collectively, the “Authorized Actions”). Additionally, Borrower authorizes and gives Lender an irrevocable power of attorney, coupled with an interest, to perform the Authorized Actions on behalf of Borrower and, where appropriate, insert replacement pages in the Loan Documents reflecting the Authorized Actions, in each case without the re-execution of the applicable Loan Documents by Borrower. Lender shall promptly forward to Borrower (or to counsel for Borrower) any and all completed or replacement pages inserted in the Loan Documents pursuant to the provisions of this paragraph. Borrower hereby ratifies the Loan Documents, as the same may be completed or changed in accordance with the terms hereof.

[Remainder of page intentionally left blank.

Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

BORROWER:

HV HORNETS PE L.P.

By:	HarbourVest GP LLC, its General Partner

By:	HarbourVest Partners, LLC, its Managing Member

By:
Name: Jeffrey R. Keay
Title: Managing Director

[Signature pages continue.]

SIGNATURE PAGE TO

TERM LOAN AND REVOLVING

LINE OF CREDIT AGREEMENT

LENDER:

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:
Name: Laura Farischon
Title: Managing Director

By:
Name: Kirk Stafford
Title: Vice President

SIGNATURE PAGE TO

TERM LOAN AND REVOLVING

LINE OF CREDIT AGREEMENT

EXHIBIT 2.3(a)(i)

to

Term Loan and Revolving Line of Credit Agreement, dated as of May 13, 2014 by and between

HV Hornets PE L.P., as Borrower,

and

Deutsche Bank Trust Company Americas, as Lender

NOTICE OF ADVANCE

Dated as of: [                    , 20__]

Deutsche Bank Trust Company Americas

345 Park Avenue – 14th Floor

New York, New York 10154

Attention:	Kirk Stafford, Vice President
Telephone:	(212) 454-6961
Fax:	(646) 961-3363

Ladies and Gentlemen:

This Notice of Advance is executed and delivered by HV Hornets PE L.P., a Delaware limited partnership (the “Borrower”), to Deutsche Bank Trust Company Americas (the “Lender”), pursuant to Section 2.3 of that certain Term Loan and Revolving Line of Credit Agreement (as the same may be amended, supplemented, renewed, extended, replaced, or restated from time to time, the “Credit Agreement”), dated as of May 13, 2014, by and between Borrower and Lender. Capitalized terms not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

1. Please complete the following (check one (1) applicable box below):

[    ] Borrower is requesting the Term Loan in the principal amount of $72,648,304. 1

[    ] Borrower is requesting a Revolving Loan in the principal amount of $            .

2. Please complete the following:

(a) The Business Day on which such Loan is to be advanced is                     , 20     (the “Funding Date”).

(b) The interest rate being selected in respect of such Loan shall initially bear interest at (check one (1) applicable box):

[    ] LIBOR plus the Applicable Margin

[1]	Term Loan will be drawn in full on the Closing Date.

1

[    ] Prime Rate plus the Applicable Margin

(c) If LIBOR is selected, the Interest Period being selected is (check one (1) applicable box below):

[    ] one (1) month

[    ] two (2) months

[    ] three (3) months

[    ] six (6) months

[    ] twelve (12) months

[    ] other [                    ] [insert duration shorter than any of the foregoing if Lender agrees in its sole and absolute discretion]

(d) The payment instructions/wire instructions for the delivery of such Loan are as follows:

$             should be wired to the [            ] account of [                    ]:

Bank:

Account number:

Account holder:

SWIFT:

ABA Number:

Reference:

$             should be wired to the [                    ] account of [                    ]:

Bank:

Account number:

Account holder:

SWIFT:

ABA Number:

Reference:

3. In connection with the Borrowing requested herein, Borrower hereby represents, warrants, and certifies to Lender that, on and as of the Funding Date:

(a) subject to Section 6.4 of the Credit Agreement, no Event of Default, or any event, the giving of notice of which or with the lapse of time or both, would become an Event of Default, exists and is continuing;

2

(b) subject to Section 6.4 of the Credit Agreement, each representation and warranty made by Borrower in Section 3 of the Credit Agreement and in the Security Documents is, and will be, true and correct in all material respects both immediately before such Borrowing and after giving effect to such Borrowing, with the same force and effect as if made on and as of such date;

(c) following such Borrowing, the outstanding principal amount of the Revolving Loans will not exceed the lesser of (a) the Borrowing Base, minus the outstanding principal amount of the Term Loan or (b) the Applicable Revolving Facility Commitment Amount, as calculated in accordance with the most recent Compliance Certificate provided by Borrower to Lender; and

(d) following such Borrowing, the outstanding principal amount of the Loans will not exceed the Applicable Commitment Amount; and

(e) subject to Section 6.4 of the Credit Agreement, the conditions of Sections 6.1, 6.2 and 6.3 of the Credit Agreement, as applicable, have (unless waived by Lender with or without conditions) been satisfied.

[Remainder of page intentionally left blank.

Signature page follows.]

3

This Notice of Advance is executed as of the date set forth above by Borrower and Borrower hereby certifies each and every matter contained herein to be true and correct.

BORROWER:

HV HORNETS PE L.P.

By:	HarbourVest GP LLC, its General Partner

By:	HarbourVest Partners, LLC, its Managing Member

By:
Name:
Title:

4

EXHIBIT 2.3(c)

to

Term Loan and Revolving Line of Credit Agreement, dated as of May 13, 2014 by and between

HV Hornets PE L.P., as Borrower,

and

Deutsche Bank Trust Company Americas, as Lender

NOTICE OF CONTINUATION/CONVERSION

Dated as of: [                    , 20__]

Deutsche Bank Trust Company Americas

345 Park Avenue – 14th Floor

New York, New York 10154

Attention:	Kirk Stafford, Vice President
Telephone:	(212) 454-6961
Fax:	(646) 961-3363

Ladies and Gentlemen:

This Notice is executed and delivered by HV Hornets PE L.P., a Delaware limited partnership (the “Borrower”), to Deutsche Bank Trust Company Americas (the “Lender”), pursuant to Section 2.3(c) of that certain Term Loan and Revolving Line of Credit Agreement (as the same may be amended, supplemented, renewed, extended, replaced, or restated from time to time, the “Credit Agreement”), dated as of May 13, 2014, by and between Borrower and Lender. Capitalized terms not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

Borrower hereby gives notice pursuant to Section [2.3(c)(i)] [2.3(c)(ii)] of the Credit Agreement that it requests a [Continuation] [Conversion] of [all] [a portion of] [the Term Loan] [a Revolving Loan] outstanding under the Credit Agreement, and in connection therewith sets forth below the terms on which such [Continuation] [Conversion] is requested to be made:

1.	Date of [Continuation] [Conversion]

(last day of the prior applicable Interest Period):

2.	Principal Amount of [Continuation] [Conversion]:

3.	Type of Loan Converted (if applicable):

4.	Type of Loan Converted to (if applicable):

5.	Interest Option (check one (1) box only):

[ ]	Prime Rate Advance

1

[ ]	LIBOR Advance (if a LIBOR Advance is selected please select the Interest Period in respect thereof by checking only one (1) box below):

[ ]	one (1) month

[ ]	two (2) months

[ ]	three (3) months

[ ]	six (6) months

[ ]	twelve (12) months

[ ]	other [ ] [insert duration shorter than any of the foregoing if Lender agrees in its sole and absolute discretion]

[Remainder of page intentionally left blank.

Signature page follows.]

2

This request is executed as of the date set forth above. Borrower hereby certifies each and every matter contained herein to be true and correct in all material respects.

BORROWER:

HV HORNETS PE L.P.

By:	HarbourVest GP LLC, its General Partner

By:	HarbourVest Partners, LLC, its Managing Member

By:
Name:
Title:

3

EXHIBIT 2.5

to

Term Loan and Revolving Line of Credit Agreement, dated as of May 13, 2014 by and between

HV Hornets PE L.P., as Borrower,

and

Deutsche Bank Trust Company Americas, as Lender

ACQUISITION TRANSACTIONS CERTIFICATE

May [        ], 2014

Reference is made to that certain Term Loan and Revolving Line of Credit Agreement dated as of May 13, 2014 (as amended, supplemented, modified or restated from time to time, the “Credit Agreement”), by and between HV Hornets PE L.P., a Delaware limited partnership (the “Borrower”), to Deutsche Bank Trust Company Americas (“Lender”). Unless otherwise defined herein, capitalized terms shall have the meaning provided in the Credit Agreement.

Pursuant to Section 2.5 of the Credit Agreement, Borrower hereby certifies to Lender that, as of the date hereof:

1. The transaction documents related to the Acquisition Transactions have been executed and delivered in escrow to all parties thereto and the consummation of the transactions contemplated thereunder is subject only to the payment of the Purchase Price (as defined in the Purchase Agreement) to the Sellers (as defined in the Purchase Agreement).

2. After giving effect to the Acquisition Transactions, (i) Borrower shall own all of the Sharing Percentage in respect of each of the PE Funds, (ii) Acquisition SPV shall own a percentage of the total limited partnership interests in the PMF equal to not less than the Repurchase Participation Percentage, (iii) Borrower shall control and own, directly or indirectly, voting partnership interests of Acquisition SPV sufficient to require Borrower’s consent for all actions under the Acquisition SPV Partnership Agreement that require Standard LP Consent or Special LP Consent, (iv) the PMF shall own all of the PMF Master Fund Interests (as defined in the Purchase Agreement), (v) the limited partners of Acquisition SPV shall have contributed to the capital of Acquisition SPV, in the aggregate, an amount at least equal to the Purchase Price and (vi) the Board of Directors of the PMF shall be properly constituted pursuant to the provisions of the PMF Partnership Agreement.

[Signature page follows.]

1

Dated as of the date first set forth above:

HV HORNETS PE L.P.

By:	HarbourVest GP LLC, its General Partner

By:	HarbourVest Partners, LLC, its Managing Member

By:
Name:
Title:

2

EXHIBIT 2.7(a)

to

Term Loan and Revolving Line of Credit Agreement, dated as of May 13, 2014 by and between

HV Hornets PE L.P., as Borrower,

and

Deutsche Bank Trust Company Americas, as Lender

TERM PROMISSORY NOTE

$72,648,304	May 13, 2014

FOR VALUE RECEIVED, HV HORNETS PE L.P., a Delaware limited partnership (the “Borrower”), hereby unconditionally promises to pay DEUTSCHE BANK TRUST COMPANY AMERICAS (the “Lender”), at 345 Park Avenue, 14th Floor, New York, New York 10154, or such other office as Lender designates, the principal sum of SEVENTY TWO MILLION SIX HUNDRED FORTY EIGHT THOUSAND THREE HUNDRED AND FOUR DOLLARS ($72,648,304), or, if less, the unpaid principal amount of the Term Loan, together with accrued interest thereon, in lawful money of the United States of America. Capitalized terms not defined herein shall have the meanings assigned to such terms in the Credit Agreement (as defined in paragraph 5 hereof).

The unpaid principal amount of this Term Promissory Note (as the same may be amended, supplemented, renewed, extended, replaced, or restated from time to time, this “Note”) shall be payable in accordance with the terms of Sections 2.8, 2.9 and 8.12 of the Credit Agreement.

The unpaid principal amount of this Note shall bear interest from the date hereof until maturity in accordance with Sections 2.6 and 8.12 of the Credit Agreement. Interest on this Note shall be payable in accordance with Sections 2.6, 2.9 and 8.12 of the Credit Agreement.

All Advances and continuations of LIBOR Advances hereunder, and all payments made with respect thereto, may be recorded by Lender from time to time on grid(s) which may be attached hereto, or Lender may record such information by such other method as Lender may generally employ; provided, however, that failure to make any such entry shall in no way reduce or diminish Borrower’s obligations hereunder. Absent manifest error, the aggregate unpaid amount of all Advances and continuations of LIBOR Advances set forth on grid(s) which may be attached hereto shall be rebuttably presumptive evidence of the unpaid principal amount of this Note.

This Note has been executed and delivered pursuant to that certain Term Loan and Revolving Line of Credit Agreement (as the same may be amended, supplemented, renewed, extended, replaced, or restated from time to time, the “Credit Agreement”), dated as of the date hereof, by and between Lender and Borrower, and is the “Term Note” referred to therein. This Note evidences the Term Loan made under the Credit Agreement, and the holder of this Note shall be entitled to the benefits provided in the Credit Agreement. Reference is hereby made to the Credit Agreement for a statement of: (a) the obligation of Lender to make advances hereunder; (b) the prepayment rights and obligations of Borrower; (c) the collateral for the repayment of this Note; and (d) the events upon which the maturity of this Note may be accelerated. Borrower may not reborrow any amounts repaid or prepaid hereunder.

3

If this Note, or any installment or payment due hereunder, is not paid when due, whether at maturity or by acceleration, or if it is collected through a bankruptcy, probate or other court, whether before or after maturity, Borrower agrees to pay all reasonable and documented out of pocket costs of collection, including, but not limited to, reasonable attorneys’ fees incurred by the holder hereof and costs of appeal, in each case, solely as provided in the Credit Agreement. All past due principal of, and, to the extent permitted by applicable law, past due interest on, this Note shall bear interest until paid at the Default Rate as provided in the Credit Agreement.

Borrower and all sureties, endorsers, guarantors and other parties ever liable for payment of any sums payable pursuant to the terms of this Note, waive demand, presentment for payment, protest, notice of protest, notice of acceleration, notice of intent to accelerate, diligence in collection, the bringing of any suit against any party, and any notice of or defense on account of any extensions, renewals, partial payment, or any releases or substitutions of any security, or any delay, indulgence, or other act of any trustee or any holder hereof, whether before or after maturity.

This Note is governed by and shall be construed in accordance with the laws of the State of New York, without giving effect to the conflicts of law principles thereof (other than Section 5-1401 of the New York General Obligations Law).

[Remainder of page intentionally left blank.

Signature page follows.]

4

IN WITNESS WHEREOF, Borrower has executed this instrument as of the date set forth above.

BORROWER:

HV HORNETS PE L.P.

By:	HarbourVest GP LLC, its General Partner

By:	HarbourVest Partners, LLC, its Managing Member

By:
Name:
Title:

5

EXHIBIT 2.7(b)

to

Term Loan and Revolving Line of Credit Agreement, dated as of May 13, 2014 by and between

HV Hornets PE L.P., as Borrower,

and

Deutsche Bank Trust Company Americas, as Lender

REVOLVING PROMISSORY NOTE

$15,000,000	May 13, 2014

FOR VALUE RECEIVED, HV HORNETS PE L.P., a Delaware limited partnership (the “Borrower”), hereby unconditionally promises to pay DEUTSCHE BANK TRUST COMPANY AMERICAS (the “Lender”), at 345 Park Avenue, 14th Floor, New York, New York 10154, or such other office as Lender designates, the principal sum of FIFTEEN MILLION DOLLARS ($15,000,000), or, if less, the unpaid principal amount of the Revolving Loans, together with accrued interest thereon, in lawful money of the United States of America. Capitalized terms not defined herein shall have the meanings assigned to such terms in the Credit Agreement (as defined in paragraph 5 hereof).

The unpaid principal amount of this Revolving Promissory Note (as the same may be amended, supplemented, renewed, extended, replaced, or restated from time to time, this “Note”) shall be payable in accordance with the terms of Sections 2.8, 2.9 and 8.12 of the Credit Agreement.

The unpaid principal amount of this Note shall bear interest from the date hereof until maturity in accordance with Sections 2.6 and 8.12 of the Credit Agreement. Interest on this Note shall be payable in accordance with Sections 2.6, 2.9 and 8.12 of the Credit Agreement.

All Advances and continuations of LIBOR Advances hereunder, and all payments made with respect thereto, may be recorded by Lender from time to time on grid(s) which may be attached hereto, or Lender may record such information by such other method as Lender may generally employ; provided, however, that failure to make any such entry shall in no way reduce or diminish Borrower’s obligations hereunder. Absent manifest error, the aggregate unpaid amount of all Advances and continuations of LIBOR Advances set forth on grid(s) which may be attached hereto shall be rebuttably presumptive evidence of the unpaid principal amount of this Note.

This Note has been executed and delivered pursuant to that certain Term Loan and Revolving Line of Credit Agreement (as the same may be amended, supplemented, renewed, extended, replaced, or restated from time to time, the “Credit Agreement”), dated as of the date hereof, by and between Lender and Borrower, and is the “Revolving Note” referred to therein. This Note evidences the Revolving Loans made under the Credit Agreement, and the holder of this Note shall be entitled to the benefits provided in the Credit Agreement. Reference is hereby made to the Credit Agreement for a statement of: (a) the obligation of Lender to make advances hereunder; (b) the prepayment rights and obligations of Borrower; (c) the collateral for the repayment of this Note; and (d) the events upon which the maturity of this Note may be accelerated.

1

If this Note, or any installment or payment due hereunder, is not paid when due, whether at maturity or by acceleration, or if it is collected through a bankruptcy, probate or other court, whether before or after maturity, Borrower agrees to pay all reasonable and documented out of pocket costs of collection, including, but not limited to, reasonable attorneys’ fees incurred by the holder hereof and costs of appeal, in each case, solely as provided in the Credit Agreement. All past due principal of, and, to the extent permitted by applicable law, past due interest on, this Note shall bear interest until paid at the Default Rate as provided in the Credit Agreement.

Borrower and all sureties, endorsers, guarantors and other parties ever liable for payment of any sums payable pursuant to the terms of this Note, waive demand, presentment for payment, protest, notice of protest, notice of acceleration, notice of intent to accelerate, diligence in collection, the bringing of any suit against any party, and any notice of or defense on account of any extensions, renewals, partial payment, or any releases or substitutions of any security, or any delay, indulgence, or other act of any trustee or any holder hereof, whether before or after maturity.

This Note is governed by and shall be construed in accordance with the laws of the State of New York, without giving effect to the conflicts of law principles thereof (other than Section 5-1401 of the New York General Obligations Law).

[Remainder of page intentionally left blank.

Signature page follows.]

2

IN WITNESS WHEREOF, Borrower has executed this instrument as of the date set forth above.

BORROWER:

HV HORNETS PE L.P.

By:	HarbourVest GP LLC, its General Partner

By:	HarbourVest Partners, LLC, its Managing Member

By:
Name:
Title:

3

EXHIBIT 2.15(a)

to

Term Loan and Revolving Line of Credit Agreement, dated as of May 13, 2014 by and between

HV Hornets PE L.P., as Borrower,

and

Deutsche Bank Trust Company Americas, as Lender

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Term Loan and Revolving Line of Credit Agreement dated as of May 13, 2014 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among HV Hornets PE L.P. and Deutsche Bank Trust Company Americas, and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.15 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iii) it is not a ten percent shareholder of Borrower within the meaning of Sections 871(h)(3)(B) or 881(c)(3)(B) of the Internal Revenue Code, (iv) it is not a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code and (v) interest payments on the Loan(s) are not effectively connected with the conduct of a trade or business within the United States of the undersigned.

The undersigned has furnished Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform Borrower, and (2) the undersigned shall have at all times furnished Borrower with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:                  , 20__

1

EXHIBIT 2.15(b)

to

Term Loan and Revolving Line of Credit Agreement, dated as of May 13, 2014 by and between

HV Hornets PE L.P., as Borrower,

and

Deutsche Bank Trust Company Americas, as Lender

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships

For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Term Loan and Revolving Line of Credit Agreement dated as of May 13, 2014 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among HV Hornets PE L.P. and Deutsche Bank Trust Company Americas, and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.15 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iii) it is not a ten percent shareholder of Borrower within the meaning of Sections 871(h)(3)(B) or 881(c)(3)(B) of the Internal Revenue Code, (iv) it is not a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code, and (v) interest payments on the Loan(s) are not effectively connected with the conduct of a trade or business within the United States of the undersigned.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:                  , 20__

1

EXHIBIT 2.15(c)

to

Term Loan and Revolving Line of Credit Agreement, dated as of May 13, 2014 by and between

HV Hornets PE L.P., as Borrower,

and

Deutsche Bank Trust Company Americas, as Lender

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Term Loan and Revolving Line of Credit Agreement dated as of May 13, 2014 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among HV Hornets PE L.P. and Deutsche Bank Trust Company Americas, and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.15 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members that is claiming the portfolio interest exemption is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iv) none of its direct or indirect partners/members that is claiming the portfolio interest exemption is a ten percent shareholder of Borrower within the meaning of Sections 871(h)(3)(B) or 881(c)(3)(B) of the Internal Revenue Code, (v) none of its direct or indirect partners/members that is claiming the portfolio interest exemption is a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code, and (vi) interest payments on the Loan(s) are not effectively connected with the conduct of a trade or business within the United States of the undersigned or of any of its direct or indirect partners/members that is claiming the portfolio interest exemption.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

1

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:                  , 20__

2

EXHIBIT 2.15(d)

to

Term Loan and Revolving Line of Credit Agreement, dated as of May 13, 2014 by and between

HV Hornets PE L.P., as Borrower,

and

Deutsche Bank Trust Company Americas, as Lender

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Term Loan and Revolving Line of Credit Agreement dated as of May 13, 2014 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among HV Hornets PE L.P. and Deutsche Bank Trust Company Americas, and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.15 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to the Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members that is claiming the portfolio interest exemption is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iv) none of its direct or indirect partners/members that is claiming the portfolio interest exemption is a ten percent shareholder of Borrower within the meaning of Sections 871(h)(3)(B) or 881(c)(3)(B) of the Internal Revenue Code, (v) none of its direct or indirect partners/members that is claiming the portfolio interest exemption is a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code, and (vi) interest payments on the Loan(s) are not effectively connected with the conduct of a trade or business within the United States of the undersigned or of any of its direct or indirect partners/members that is claiming the portfolio interest exemption.

The undersigned has furnished Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform Borrower, and (2) the undersigned shall have at all times furnished Borrower with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

1

[NAME OF LENDER]

By:
Name:
Title:

Date:                  , 20__

2

EXHIBIT 4.1(a)

to

Term Loan and Revolving Line of Credit Agreement, dated as of May 13, 2014 by and between

HV Hornets PE L.P., as Borrower,

and

Deutsche Bank Trust Company Americas, as Lender

COMPLIANCE CERTIFICATE

[                    ], 20[__]

Reference is made to that certain Term Loan and Revolving Line of Credit Agreement dated as of May 13, 2014 (as amended, supplemented, modified or restated from time to time, the “Credit Agreement”) by and between HV Hornets PE L.P., a Delaware limited partnership (the “Borrower”) and Deutsche Bank Trust Company Americas (“Lender”). Unless otherwise defined herein, capitalized terms shall have the meaning provided in the Credit Agreement.

Pursuant to Section 4.1(a) of the Credit Agreement, Borrower hereby certifies to Lender that, as of the fiscal quarter ending [                    ], 20[__],:

1. Parents’ Liquidity. In respect of Section 4.11(a) of the Credit Agreement:

(a) Parents’ Liquidity, in the aggregate but without duplication, was $            . Attached hereto as Exhibit A is a summary showing (i) the unfunded capital commitments of each Parent and (ii) the undrawn amounts on lines of credit in favor of each Parent.

(b) the outstanding principal amount of the Obligations was $            .

Parents’ Liquidity [was not] [was] less than the outstanding principal amount of the Obligations.

2. Borrower’s Net Worth. In respect of Section 4.11(b) of the Credit Agreement:

(a) the Net Worth of Borrower was $             as set forth below:

Assets: $             [A]

Liabilities: $             [B]

Net Worth: $             [A-B]

(b) the outstanding principal amount of the Obligations was $             and 150% of the outstanding principal amount of the Obligations was $            .

1

Borrower’s Net Worth [was] [was not] less than 150% of the outstanding principal amount of the Obligations.

3. Indebtedness.

(a) In respect of Section 5.4 of the Credit Agreement, neither Borrower nor Acquisition SPV has any Indebtedness, other than Permitted Indebtedness.

(b) In respect of Section 7.1(r) of the Credit Agreement, PMF has not incurred any Indebtedness other than Indebtedness incurred under the Permitted Credit Facility. The aggregate principal amount of Indebtedness outstanding under the Permitted Credit Facility [does] [does not] exceed 5% of the PMF’s NAV as set forth below:

PMF’s NAV: $

5% of PMF’s NAV: $

Principal amount of Indebtedness outstanding under the Permitted Credit Facility: $

4. Default. No Event of Default has occurred and is continuing, except as follows:

5. Non-HVP Default. No Non-HVP Default has occurred and is continuing, except as follows:

6. Borrowing Base.

(a) The aggregate outstanding principal amount of the Revolving Loans is $            .

(b) The outstanding principal amount of the Term Loan is $            .

(c) The Borrowing Base is $            , as calculated in Schedule 1 attached hereto, with respect to the Eligible PE Funds set forth therein.

(d) The Applicable Revolving Facility Commitment Amount is $            .

2

The aggregate outstanding principal amount of the Revolving Loans [does not] [does] exceed the lesser of (a)(i) the Borrowing Base, minus (ii) the outstanding principal amount of the Term Loan and (b) the Applicable Revolving Facility Commitment Amount.

7. LTV Percentage and Step-Down LTV Percentage.

(a) The aggregate outstanding principal amount of the Obligations is $            . [A]

(b) The Eligible NAV is $             which is the difference between Borrower’s NAV and the aggregate NAV of the PE Funds at such time that are not Eligible PE Funds, as calculated on Schedule 2 attached hereto. [B]

(c) The LTV Percentage is             % which is equal to [A] / [B].

(d) The Step-Down LTV Percentage is [35%] [30%] [25%] [17.5%] [10%].

(e) The LTV Percentage [does not exceed] [exceeds] the Step-Down LTV Percentage.

The Borrower’s NAV statement provided by the Administrator is attached hereto as Schedule 3.

8. Maximum LTV. Pursuant to Section 7 hereof, the LTV Percentage [does not exceed] [exceeds] the Maximum Advance Rate (35%).

9. Full Distribution Sweep Event.

(a) The outstanding principal amount of the Term Loan is $             and [does not exceed] [exceeds] the applicable Maximum Term Facility Amount which is $            .

(b) Pursuant to Section 4 hereof, [no] [an] Event of Default has occurred and is continuing.

(c) Pursuant to Section 5 hereof, [no] [a] non-HVP Default has occurred and is continuing.

(d) Pursuant to Section 7 hereof, the LTV Percentage [does not exceed] [exceeds] the Step-Down LTV Percentage.

(e) A Full Distribution Sweep Event [does not exist] [exists].

3

(f) If the LTV Percentage exceeds the Step-Down LTV Percentage, in the case of any Full Distribution Sweep Event arising under clause (a) or (b) of the definition thereof, an amount of Net Distributions equal to $             is required to be applied in prepayment of the Loans until, after giving effect to such payments, (A) the unpaid principal balance of the Term Loan is equal to or less than the applicable Maximum Term Facility Amount and (B) the LTV Percentage is not in excess of the applicable Step-Down LTV Percentage.

[Signature page follows.]

4

Dated:                     :

HV HORNETS PE L.P.

By:	HarbourVest GP LLC, its General Partner

By:	HarbourVest Partners, LLC, its Managing Member

By:
Name:
Title:

5

Exhibit A

to

Compliance Certificate

Documentation Required by Section 1(a) of Compliance Certificate

[See attached]

6

Schedule 1

to

Compliance Certificate

Borrowing Base Calculation

7

Schedule 2

to

Compliance Certificate

Eligible NAV Calculation

8

Schedule 3

to

Compliance Certificate

Borrower’s NAV Statement

[See attached]

9

EXHIBIT 4.1(c)

to

Term Loan and Revolving Line of Credit Agreement, dated as of May 13, 2014 by and between

HV Hornets PE L.P., as Borrower,

and

Deutsche Bank Trust Company Americas, as Lender

NET DISTRIBUTIONS REPORT

Reference is made to that certain Term Loan and Revolving Line of Credit Agreement dated as of May 13, 2014 (as amended, supplemented, modified or restated from time to time, the “Credit Agreement”) by and between HV Hornets PE L.P., a Delaware limited partnership (the “Borrower”) and Deutsche Bank Trust Company Americas (“Lender”). Unless otherwise defined herein, capitalized terms shall have the meaning provided in the Credit Agreement.

Pursuant to Section 4.1(c) of the Credit Agreement, Borrower hereby certifies to Lender that for the fiscal quarter ended                     , 20__, the Borrower received Net Distributions in an aggregate amount equal to $            . Schedule 1 attached hereto contains a copy of all the information received by Borrower from the Administrator with respect to the Memo Account Calculations and any adjustments thereto since (a) the Closing Date with respect to the first Net Distributions Report delivered to Lender under the Credit Agreement or (b) the date of the last Net Distributions Report with respect to each Net Distributions Report delivered thereafter, including the Memo Account Calculations with respect to all the distributions made by Acquisition SPV to Borrower during the relevant period.

[Signature page follows.]

1

Dated:                     :

HV HORNETS PE L.P.

By:	HarbourVest GP LLC, its General Partner

By:	HarbourVest Partners, LLC, its Managing Member

By:
Name:
Title:

2

Schedule 1

to

Net Distributions Report

SCHEDULE A

to

Term Loan and Revolving Line of Credit Agreement, dated as of May 13, 2014 by and between

HV Hornets PE L.P., as Borrower,

and

Deutsche Bank Trust Company Americas, as Lender

Eligible PE Funds

Capitalized terms used but not defined in this Schedule A shall have the meanings given thereto in the Credit Agreement to which this Schedule A is attached.

Eligible PE Funds – shall mean each limited partnership, corporation, limited liability company (including direct co-investments) or other entity that maintains a private equity fund in which the PMF has an equity interest (each, a “PE Fund” and, collectively, the “PE Funds”), that Lender determines, in its sole discretion, satisfies the eligibility criteria set forth in Sections I through III of this Schedule A for inclusion of such PE Fund in the calculation of the Eligible NAV for purposes of determining the Borrowing Base (each, an “Eligible PE Fund” and, collectively, the “Eligible PE Funds”).

Borrower may, at any time upon written notice to Lender and delivery of a Compliance Certificate in accordance with Section 4.1(a)(iv) of the Credit Agreement, remove any Eligible PE Fund from the calculation of the Eligible NAV.

Lender may, upon notice given to Borrower on or before each anniversary of the Closing Date (with such notice effective on the 61st day after such anniversary date), remove any Eligible PE Fund from the calculation of the Eligible NAV if, and to the extent that, Lender is downgrading the PE Fund constituting such Eligible PE Fund and is taking and maintaining such action generally with respect to the other pledgors of the Eligible PE Fund constituting the particular PE Fund interest (provided that in such case Lender shall not be required to disclose the identities of any such pledgor or the reason for such downgrade), provided that nothing in this provision shall limit Lender’s ability to remove any PE Fund as an Eligible PE Fund if such removal is caused by the failure of such PE Fund to satisfy any of the eligibility criteria set forth in Sections I through III of this Schedule A.

Annexed hereto as Schedule B is an initial list of PE Funds that the Lender has determined satisfy the eligibility criteria for Eligible PE Funds set forth in Sections I through III of this Schedule A. Such Eligible PE Funds constitute a static pool of Eligible PE Funds (collectively, the “Static PE Fund Pool”) as of the Closing Date. Schedule B may be updated by Borrower from time to time to include in the Static PE Fund Pool such additional PE Funds in which the PMF has an equity interest as may be acceptable to Lender.

I.	Upon the occurrence of any of the following events identified in this Section I, with respect to any Eligible PE Fund, or if Lender considers that any such events may be forthcoming, as reasonably determined by Lender and notified to Borrower, then, such PE Fund shall no longer be an Eligible PE Fund and shall thereafter be excluded from the calculation of the Eligible NAV and the Borrowing Base upon delivery of the next Compliance Certificate.

(1)	The occurrence of any legal, regulatory, accounting, compliance or managerial issues that that would, in the opinion of Lender, acting reasonably, have a materially negative impact on such PE Fund. These may include, but are not limited to:

(a) such PE Fund or any of its senior managers being under investigation for any material violation of any law or regulation;

(b) any material violation of a provision of such PE Fund’s constitutional documents;

(c) any material order or judgment of any court or other agency of government applicable to such PE Fund; or

(d) any default in material indebtedness by, or any material judgment or liens against, such PE Fund.

(2)	A material change in such PE Fund’s:

(a) investment strategy;

(b) management team; or

(3)	A change in such PE Fund’s independent third party administrator or auditor, or a lack of a third party administrator or auditor.

(4)	If the “Adjusted PE Fund NAV” (as defined below) of such PE Fund declines by:

(a) 30% or more over a three (3) month period; or

(b) 40% or more over a twelve (12) month period; or

(5)	The PMF fails to comply with the terms and conditions of such PE Fund’s subscription agreement and other related documentation in any material respect.

As used herein, “Adjusted PE Fund NAV” means, with respect to any PE Fund, the fair value of such PE Fund, as reflected in the most recent value report issued by the investment manager of such PE Fund, and shall be increased by any subsequent interim contributions thereto and decreased by any subsequent interim distributions thereby; provided that if Borrower can establish (based on supporting documentation provided by such investment manager to Lender’s reasonable satisfaction) that any distributions by such PE Funds that is related to an underlying investment represent amounts in excess of those attributable to such PE Fund’s reported fair value for such underlying investment in the most recent value report, then such distribution shall only reduce the reported fair value to the extent such underlying investment was included in such PE Fund’s most recent value report.

2

II.	Borrower shall, to the extent such material is available and may be delivered without violating an applicable confidentiality restriction, and subject always to the provisions of Section 8.15 of the Credit Agreement to which this Schedule A is attached, deliver copies of the following information to Lender upon any request to include a PE Fund as an Eligible PE Fund under this Agreement:

(1)	such PE Fund’s private placement memoranda;

(2)	the most recent financial statements of such PE Fund, as well as audited financial statements for the last two (2) fiscal years;

(3)	initial and on-going performance data of such PE Fund, including all information as required under Section I of this Schedule A;

(4)	the most recent “Letter to Investors” from the investment manager of such PE Fund;

(5)	limited partnership agreement, subscription agreements and any other documents of such PE Fund as shall be reasonably required by Lender; and

(6)	such other information as shall be reasonably required by Lender.

III.	For monitoring purposes, Borrower shall, to the extent it can do so without violating any applicable confidentiality restriction, provide Lender access to the Administrator’s data repository to access information for each Eligible PE Fund that Acquisition SPV has received from the investment managers of the Eligible PE Funds, which is expected to include quarterly audited financials, capital and distribution notices and investor letters with respect to each Eligible PE Fund.

3

SCHEDULE B

to

Term Loan and Revolving Line of Credit Agreement, dated as of May 13, 2014 by and between

HV Hornets PE L.P., as Borrower,

and

Deutsche Bank Trust Company Americas, as Lender

Static PE Fund Pool

Inclusion of each PE Fund is subject to completion of the transfer of the applicable interest in such PE Fund to the PMF pursuant to the Purchase Agreement.

Partnership	Vintage Year
Gavea Investment Fund III A, L.P.	2008
Private Equity Investment Fund V LP	2008
New Horizon Capital III LP	2009
Trustbridge Partners III, LP	2009
WestView Capital Partners II LP	2008
LC Fund IV LP	2008
Tiger Global Private Inv Partners V, L.P.	2007
Trivest Fund IV, L.P.	2007
Garrison Opportunity Fund LLC	2010
Pine Brook Capital Partners, LP	2008
Trustbridge Partners II, LP	2007
Saints Capital VI LP	2008
Crosslink Crossover Fund VI, L.P.	2011
Catterton Growth Partners, LP	2007
Founders Fund III LP	2010
CX Partners Fund Ltd	2009
Orchid Asia IV LP	2007
Sterling Group Partners III LP	2010
Intervale Capital Fund LP	2010
Sovereign Capital Limited Partnership III	2009
Garrison Opportunity Fund II LLC—Ser B	2011
BDCM Opportunity Fund II, L.P.	2006
Hillcrest Fund LP (JPY)	2008
J.C. Flowers III, L.P.	2009
Matlinpatterson Global Opportunities Partners III, L.P.	2007
Tiger Global Private Inv Partners IV, L.P.	2007
Tiger Global Private Inv Partners VI, L.P.	2010
Column Group, L.P.	2007
Healthcor Partners Fund, L.P.	2007
Mid Europa Fund III, L.P.	2007
Darwin Private Equity I LP	2007

Founders Fund IV LP	2011
Crosslink Crossover Fund V, L.P.	2007
Trustbridge Partners IV, LP	2011
Abry Advanced Securities Fund LP	2007
Fairhaven Capital Partners LP	2008
Tenaya Capital V, LP	2007
Advent Latin American Private Equity Fund V-F Ltd Partnership	2010
Advent Latin American Private Equity Fund IV-F Ltd Partnership	2007
Northstar Equity Partners III	2011
Private Equity Investment Fund IV LP	2006
Tuckerbrook SB Global Distressed Fund I, L.P.	2007
VCFA Venture Partners V, L.P.	2006
NGP Energy Technology Partners II, LP	2009
Monomoy Capital Partners II LP	2009
Voyager Capital Fund III, L.P.	2007
Monomoy Capital Partners LP	2006
Garrison Opportunity Fund II LLC—Ser A	2011
Tenaya Capital VI, LP	2011
Integral Capital Partners VIII, LP	2008
Strategic Value Global Opportunities Fund I-A, L.P.	2006
Chrysalis Ventures III, L.P.	2006
Gavea Investment Fund II A, L.P.	2007
Sterling Capital Partners II LP	2005
Crosslink Crossover Fund IV, L.P.	2010
Sanderling Venture Partners VI Co-Investment Fund, L.P.	2005
Pinto America Growth Fund, LP	2006
Dace Ventures I LP	2007
VCFA Private Equity Partners IV, L.P.	2005
Sanderling Venture Partners VI, L.P.	2005
Sterling Group Partners II LP	2005
Capital Royalty Partners, L.P.	2005
India Asset Recovery Fund, LP	2006

2

SCHEDULE C

to

Term Loan and Revolving Line of Credit Agreement, dated as of May 13, 2014 by and between

HV Hornets PE L.P., as Borrower,

and

Deutsche Bank Trust Company Americas, as Lender

Fundamental Policies

Reference is made to the PMF’s Registration Statement on Form N-2 filed with the Securities and Exchange Commission (the “Registration Statement”). All capitalized terms used below shall have the meanings given to them in the Registration Statement.

The Master Fund’s fundamental policies cannot be changed without the approval of (A) both of (i) a majority (as such majority vote is defined in the following sentence) of the outstanding voting securities of the Master Fund, and (ii) Minimum Limited Partner Approval; and (B) as required by the Partnership Agreement with respect to certain of the fundamental policies, the unanimous approval of the Directors. For these purposes, a majority means the lesser of: (i) 67% of the Interests (by value) present at a meeting at which holders of more than 50% of the Interests (by value) are present in person or by proxy; or (ii) more than 50% of the Interests (by value). Other than those referenced below, no other policy is a fundamental policy of the Master Fund. Within the limits of the Master Fund’s fundamental policies, the Master Fund’s management has reserved freedom of action. To the extent permitted by the 1940 Act, the rules and regulations thereunder, or interpretations, orders, or other guidance provided by the SEC or its staff, the Master Fund may:

1) Borrow money or issue any senior security, to the extent permitted under the 1940 Act, and as interpreted, modified, or otherwise permitted by regulatory authority having jurisdiction, from time to time for purposes of cash management or to pay operating expenses, including, without limitation, investment management fees or to meet capital calls of Investment Funds, including but not limited to investments in private equity, real estate, natural resources and energy; provided however, that in no event shall the Master Fund be entitled to borrow money in an amount greater than 5% of its NAV (determined as of the time of borrowing and after taking into account such borrowings and the use of proceeds therefrom).

2) Not invest 25% or more of the value of its total assets in the securities of issuers in any single industry or group of industries, except that securities issued by the U.S. Government, its agencies or instrumentalities and repurchase agreements collateralized by securities issued by the U.S. Government, its agencies or instrumentalities may be purchased without limitation, and the Master Fund may invest substantially all of its investable assets in one or more registered investment companies. For purposes of this investment restriction, the Investment Funds are not considered part of any industry or group of industries. The Master Fund may invest in Investment Funds that may concentrate their assets in one or more industries. The Master Fund will not invest 25% or more of the value of its total assets in Investment Funds that focus on investing in any single industry or group of related industries.

3) Not act as an underwriter of securities of other issuers, except to the extent that in connection with the disposition of portfolio securities, it may be deemed to be an underwriter under the federal securities laws.

4) Not purchase real estate, nor sell real estate except insofar as such transaction is made through a vehicle whereby the risk of loss is not greater than the investment therein, although it may sell securities secured by real estate or interests therein, or securities issued by companies which invest in real estate or interests therein.

5) Not make loans.

6) Not make a purchase of physical commodities and commodity contracts; nor make a direct sale of physical commodities and commodity contracts, except it may sell physical commodities if acquired as a result of ownership or other instruments. The Master Fund will not consider stock index, currency and other financial futures contracts, swaps, or hybrid instruments to be commodities for purposes of this investment policy.

7) Will not make additional investments other than fulfilling capital commitments to certain Investment Funds, and investments for cash and liquidity management purposes.

In addition, the Master Fund has adopted the following investment policies:

1) the Master Fund’s investment objective is to manage a portfolio of Investment Funds and cash to preserve value while prioritizing liquidity to investors over active management, until such time as the Master Fund’s portfolio has been liquidated;

2) beginning in the second quarter 2014, the Master Fund will pay a quarterly distribution in an amount equal to the amount of the Master Fund’s Excess Cash (as defined below), but only to the extent that Excess Cash as of the end of such quarter exceeds $10 million; provided however, that upon dissolution of the Master Fund as set forth in the Partnership Agreement, Excess Cash will distributed on a quarterly basis without regard to any minimum Excess Cash threshold amount.

As an additional fundamental policy, the Master Fund may pursue its investment program through one or more subsidiary vehicles and the establishment of such vehicles and the Master Fund’s utilization thereof is wholly within the discretion of the Board.

The Master Fund’s “Excess Cash” is the amount of cash on hand over and above Required Cash and cash required to repay any outstanding borrowings. “Required Cash” is defined as the amount determined by the Adviser, with oversight by the Board, to be necessary or prudent for operational and regulatory purposes, including to meet capital commitments to certain Investment Funds and/or other compliance purposes. Required Cash is expected to generally be no more than 5% of the Master Fund’s NAV but may exceed such an amount in certain circumstances. Quarterly distributions will generally be made subject to the Master Fund having a minimum of $10 million of Excess Cash as of the end of a calendar quarter, otherwise, such Excess Cash will be distributed in the subsequent quarter or quarters where the aggregate of Excess Cash from such subsequent quarter(s) and prior quarters exceeds $10 million. The Master Fund may also make intra-quarter distributions if the Master Fund has Excess Cash of $25 million or more as of the 45th day after the end of any quarter. The Master Fund may make in-kind distributions of portfolio securities, although such distributions are unlikely in the judgment of the Adviser.

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